UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2010

Dear Fellow Stockholder:

You are cordially invited to attend Cypress Semiconductor Corporation’s 2010 Annual Meeting of Stockholders. We will hold the meeting on Friday, May 14, 2010, at 10:00 a.m. Pacific Daylight Time, at our principal executive offices located at 198 Champion Court, San Jose, California 95134. We look forward to your attendance in person or by proxy at the meeting.

This proxy statement is being made available to our stockholders on or about April 1, 2010. Under rules adopted by the Securities and Exchange Commission, we are sending a Notice of Internet Availability of Proxy Materials to most of our stockholders. Stockholders who had previously elected to receive printed copies or electronic delivery of proxy materials will receive printed copies of the proxy materials or an e-mail. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our 2010 Proxy Statement and 2009 Annual Report and vote using the Internet. The notice also includes instructions on how you can receive a paper copy of your proxy materials, including the Annual Report, Notice of Annual Meeting, the Proxy Statement, and a proxy card. If you receive your proxy materials by mail, the Annual Report, Notice of Annual Meeting, the Proxy Statement, and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Annual Report and the Proxy Statement on the Internet, both of which are available at http://www.cypress.com/go/annualreport.

At this year’s Annual Meeting, the agenda includes the following items:

Agenda Item	Board Vote Recommendation
1. The election of directors	“FOR”

2. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	“FOR”

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. Your vote is important, and we strongly urge you to cast your vote whether or not you plan to attend the Annual Meeting.

If you are a stockholder of record (“registered holder”), meaning that you hold shares directly with Computershare Investor Services, LLC, the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Stockholders holding stock in brokerage accounts (“street name” or “beneficial holder”) will need to bring a letter from their broker reflecting their stock ownership as of the record date, which is March 16, 2010.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers
President and Chief Executive Officer

2010 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS	1
Questions And Answers About This Proxy Material And Voting	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	1
Why am I receiving these materials?	1
Who may attend the Annual Meeting?	1
Who is entitled to vote?	1
What may I vote on?	1
What is the difference between a registered stockholder and a beneficial stockholder?	1
How do I vote?	2
What shares may be voted and how may I cast my vote for each proposal?	2
How many votes are needed to approve each proposal?	2
What is the quorum requirement?	2
How can I change my vote or revoke my proxy?	2
What does it mean if I get more than one Notice, proxy or voting instructions card?	3
Who will count the votes?	3
How much did this proxy solicitation cost and who will pay for the cost?	3
How can I receive the proxy statement and Annual Report by electronic delivery?	3
How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the SEC for fiscal year 2009?	3
How and when may I submit proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors for Cypress?	3
Where can I find the voting results of the Annual Meeting?	4
How many copies of the proxy materials will you deliver to stockholders sharing the same address?	4
PROPOSAL ONE	5
Election Of Directors	5
PROPOSAL TWO	8
Ratification Of The Selection Of Independent Registered Public Accounting Firm	8
CORPORATE GOVERNANCE	10
BOARD STRUCTURE	10
Determination of Independence	10
Executive Sessions	10
Meeting Attendance	11
Nomination Criteria and Board Diversity	11
Communications from Stockholders and Other Interested Parties	12
INDEPENDENT DIRECTOR CONTACT	12
BOARD LEADERSHIP STRUCTURE	12
BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT	12
RICK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS	12
BOARD COMMITTEES	13
The Audit Committee	13
The Compensation Committee	14
The Nominating and Corporate Governance Committee	15
The Operations Committee	15
COMPENSATION OF DIRECTORS	16
Non-Management Director Equity Compensation	16
Non-Employee Director Stock Ownership Guidelines	16
DIRECTOR COMPENSATION	17
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	18
MANAGEMENT	20
Security Ownership of Certain Beneficial Owners and Management	20

i

COMPENSATION DISCUSSION AND ANALYSIS	23
Description of Key Terms Used in this Section	23
Questions and Answers Related To Our 2009 Executive Compensation	25
How does the Compensation Committee operate?	25
What is the role of the Compensation Committee in determining the Company’s compensation policies and practices?	25
What is the role of the consultants retained by the Compensation Committee?	25
What is the role of executive officers in determining executive compensation?	25
What are the components of the Company’s executive compensation?	25
What are the objectives of the Company’s executive officer compensation programs and why does the Company choose to pay each element?	26
How did the Company determine the amount for each element of compensation for your executive officers?	26
Who were the peer group companies the Company benchmarked in 2009 for setting executive compensation?	27
What factors were considered by the Committee in determining the 2009 compensation of executive officers?	27
How were the Company’s cash incentive and equity plans structured in 2009 for the executive officers?	28
Did the Compensation Committee grant new equity awards to our Named Executive Officers in 2009? If so, why?	29
What were the 2009 quarterly and annual performance goals in the CSFs of your Named Executive Officers?	29
How difficult would it be for the Company’s Named Executive Officers to achieve their CSFs and how likely was it for the Company to achieve the KEBP, PBP amd PPSP profitability targets?	30
What steps were taken by the Compensation Committee to ensure that the Company’s incentive compensation did not provide unnecessary risk to the Company?	30
Have there been any other actions with respect to executive compensation since the end of 2009?	31
What, if any, were the differences in compensation policies with respect to individual Named Executive Officers in 2009?	31
What are the performance targets set for the 2010 PARS?	31
How difficult will it be to attain the quarterly and annual 2010 financial targets under the PARS, KEBP, and PBP?	32
How does the Compensation Committee determine grant dates for equity awards and the exercise price of stock option awards to our executive officers?	32
What is the Company’s policy with regard to qualifying compensation to preserve deductibility?	33
Does Cypress provide any of its Named Executive Officers with change in control benefits?	33
What arrangements are in place regarding post-termination compensation?	33
Does the Compensation Committee have any discretion to increase or decrease the size of any award or payout under the executive compensation incentive plans? Did it exercise the discretion in 2009?	33
What retirement benefits does Cypress provide to its Named Executive Officers?	33
Does Cypress provide its Named Executive Officers with perquisites?	33
What other benefits does Cypress provide to its Named Executive Officers?	33
What executive compensation policies is the Company planning to implement going forward?	33
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	34
EXECUTIVE COMPENSATION	35
Summary Compensation Table	35
IMPACT OF SPIN-OFF ADJUSTMENT ON EXECUTIVE COMPENSATION IN 2008	37
GRANTS OF PLAN-BASED AWARDS	38
GRANTS OF PLAN-BASED AWARDS (NON-EQUITY)	40
OUTSTANDING EQUITY AWARDS	41
OPTION EXERCISES AND STOCK VESTING	44
NON-QUALIFIED DEFERRED COMPENSATION	44
OTHER DISCLOSURES	45
Compensation Committee Interlocks and Insider Participation	45
Certain Relationships and Related Transactions	45
Indebtedness of Executive Officers	45
Section 16(a) Beneficial Ownership Reporting Compliance	45
OTHER MATTERS	46

ii

CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:	Friday, May 14, 2010

Time:	10:00 a.m. Pacific Daylight Time

Place:	Cypress’s principal executive offices located at 198 Champion Court, San Jose, California 95134

Items of Business:

1.	The election of seven (7) directors to serve on our Board of Directors for a one-year term, and until their successors are elected;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010; and

3.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. This Notice of Annual Meeting, 2009 Annual Report and our 2010 Proxy Statement and form of proxy are being made available to stockholders on or about April 1, 2010.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 16, 2010 (the “Record Date”), are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy or voted by telephone or over the Internet. We have provided voting instructions in the attached Proxy Statement on how you can vote your shares before or at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

San Jose, California, March 29, 2010

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to stockholders, we are furnishing our proxy materials primarily over the Internet. Under the SEC rules, instead of a paper copy of our proxy materials, we mailed a Notice of Availability of Proxy Materials (the “Notice”) to most of our stockholders to instruct you on how to access and review our proxy materials on the Internet. The Notice instructs you on how to submit your vote on the Internet and also contains instructions on how a stockholder may request a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report and a proxy card or voting instruction card.

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Cypress Semiconductor Corporation (sometimes referred to as “we”, “us”, “our”, “the Company” or “Cypress”) is providing these proxy materials to solicit your vote at the 2010 Annual Meeting of Stockholders (“Annual Meeting”) and at any adjournment or postponement thereof. The Annual Meeting will be held on Friday, May 14, 2010, at 10:00 a.m. Pacific Daylight Time at our principal offices located at 198 Champion Court, San Jose, California 95134. The telephone number at this address is (408) 943-2600.

Q:	Who may attend the Annual Meeting?

A:	All stockholders and holders of proxies for those stockholders and other persons invited by Cypress may attend. If your shares are registered in the name of a brokerage firm or a bank, you must bring to the Annual Meeting a letter from your broker indicating you hold the shares in the name of the broker or banker, or a copy of your proxy card if you are the direct or indirect owner of your shares as of March 16, 2010 (the “Record Date”).

Q:	Who is entitled to vote?

A:	Only stockholders of Cypress as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 163,951,139 shares outstanding of Cypress’s common stock, par value $0.01 per share.

The date of this proxy statement is March 25, 2010, and it was filed with the SEC and made available on the Internet on or about April 1, 2010.

Q:	What may I vote on?

A:	You may vote on all the items listed below:

1.	The election of seven (7) directors to serve on our Board of Directors for a one-year term, and until their successors are elected;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2010; and

3.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Q:	What is the difference between a registered stockholder and a beneficial stockholder?

A:	Registered Stockholder or Stockholder of Record: Shares Registered in Your Name

If on March 16, 2010 your shares were registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Shares held in a brokerage or bank account are not generally registered directly in your name.

Beneficial Stockholder: Shares Registered in the Name of a Broker or Bank

If on March 16, 2010 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial stockholder of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I vote?

A:	Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may direct your vote without attending the Annual Meeting by proxy. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: You may vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of the proxy materials, on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the Annual Meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will enclose a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you.

Q:	What shares may be voted and how may I cast my vote for each proposal?

A:	You may vote all shares you own as of the close of business on the Record Date. You may cast one vote per share of common stock for each proposal except that a stockholder voting for the election of directors has the right to cumulate such stockholder’s votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares you are entitled to vote, or you may distribute your shares among as many candidates as you may select, provided that your votes cannot be cast for more than seven (7) candidates. For example, if you own 100 shares of stock, and there are seven (7) directors to be elected at the Annual Meeting, you may allocate 700 shares (7 times 100) as “FOR” votes among as few or as many directors to be elected at the Annual Meeting as you choose. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate your votes, you should contact your broker or nominee.

Q:	How many votes are needed to approve each proposal?

A:	For the election of directors, the seven director nominees receiving the highest number of “FOR” votes will be elected. With respect to all other proposals, we must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. If you hold your shares in “street name”, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in “street name” and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote these shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Q:	What is the quorum requirement?

A:	A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the Annual meeting to another time or date.

Q:	How can I change my vote or revoke my proxy?

A:

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated proxy card, or (ii) voting again by Internet or telephone as more fully described on your Notice or proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

If your shares are held by a broker or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What does it mean if I get more than one Notice, proxy or voting instructions card?

A:	It means you hold shares in more than one registered account. You must vote all of your proxy cards in one of the manners described above (under “How do I vote?” on page 3) to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	Representatives of Investor Communication Services, a division of Broadridge Financial Solutions, Inc., our mailing agent and tabulation service, will count the votes and Brad W. Buss, Corporate Secretary, will act as the inspector of elections. Cypress believes that the procedures to be used by the inspector of elections to count the votes are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:	The cost of soliciting your vote in connection with this proxy statement has been, or will be, borne by Cypress. We have retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. Georgeson Shareholder Communications, Inc. may solicit proxies by mail, telephone, in person or via other electronic communications. We have also requested that banks, brokers and other custodians, nominees and fiduciaries send these proxy statement materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

Q:	How can I receive the proxy statement and Annual Report by electronic delivery?

A:	You may sign up for Cypress’s e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by e-mail whenever our annual report or proxy statement is available for viewing on the Internet. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or you cancel your enrollment.

Q:	How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the SEC for fiscal year 2009?

A:	A stockholder may send a written request for a copy of our Annual Report on Form 10-K to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 for our fiscal year 2009. Our Annual Report on Form 10-K for the fiscal year ended January 3, 2010, was filed with the SEC on March 3, 2010 and is also available at our web site at: http://www.cypress.com/go/annualreport.

Q:	How and when may I submit proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors for Cypress?

A:	You may submit your proposals, including director nominations, for consideration at future Annual Meetings of stockholders by following the directions set forth below:

For stockholder proposals to be considered for inclusion in our 2011 proxy statement, the written proposal must be received by our Corporate Secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no later than December 1, 2010 in accordance with the requirements of Rule 14a-8. In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters or nominate director candidates before or at an annual meeting of the stockholders. Any stockholder who wants to make a proposal or director nomination that is not to be included in our proxy statement for the 2011 Annual Meeting of Stockholders must deliver written notice to be received by our corporate secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no earlier than January 15, 2011 and no later than February 15, 2011. Any such proposal must contain the specific information required by the Company’s bylaws. In the event the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of stockholder proposals in our proxy statement is instead a reasonable time before Cypress begins to print and mail its proxy materials, and the deadline for submitting stockholder proposals not to be included in our proxy statement is no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, including Rule 14a-8 of the 1934 Securities Exchange Act regarding the inclusion of stockholder proposals in any Company-sponsored proxy material.

A submission by a stockholder must contain the specific information required in the Company’s bylaws. If you would like a copy of Cypress’s current bylaws, please write to Brad W. Buss, Corporate Secretary, 198 Champion Court, San Jose, California 95134.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Cypress will announce preliminary voting results at the 2010 Annual Meeting and file a Current Report on Form 8-K announcing the final voting results after the Annual Meeting.

Q:	How many copies of the proxy materials will you deliver to stockholders sharing the same address?

A:	To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested by the stockholders. If you have not enrolled in our electronic delivery program, share an address with another stockholder and have received only one set of proxy materials and desire or require to receive additional copies of the proxy materials, you may request a separate copy of these materials, including the Annual Report, at no cost to you by writing to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The telephone number is (408) 934-2600. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations at the address given above.

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2010.

Copies of this Proxy Statement and our 2009 Annual Report to stockholders are also available online at http://www.cypress.com/go/annualreport. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of seven (7) directors is to be elected at the 2010 Annual Meeting. Proxies can only be voted for the number of nominees named in this Proxy Statement. All directors are elected annually and serve a one-year term until the next annual meeting where they or their successors are elected. If you submit a signed proxy card that does not specify how you wish to vote, your shares will be voted for the seven (7) director nominees named below, each of whom is presently serving as one of our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. We do not expect any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee. As of the time of filing of this Proxy Statement, there were no director candidates recommended by stockholders or stockholder groups beneficially owning 5% of voting common stock for at least one (1) year.

Nominees for Election to Our Board of Directors

Name of Nominee	Age	Principal Occupation	Director Since
T.J. Rodgers	62	President and Chief Executive Officer of Cypress	1982
W. Steve Albrecht	63	Andersen Alumni Professor of Accounting, Marriott School of Management, Brigham Young University	2003
Eric A. Benhamou	54	Chairman of our Board, Chairman of the Board of 3Com Corporation	1993
Lloyd Carney	48	Chief Executive Officer, Xsigo Systems	2005
James R. Long	67	Consultant, Former Executive Vice President of Nortel	2000
J. Daniel McCranie	66	Chairman of the Board of ON Semiconductor and Virage Logic	2005
Evert van de Ven	60	Consultant, Former Executive Vice President and Chief Technical Officer of Novellus Systems	2005

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among our directors and executive officers.

T.J. Rodgers is founder, president, chief executive officer, and a director of Cypress Semiconductor Corporation. He sits on the board of directors of high-technology companies, including AgigA Tech (nvRAMs), Bloom Energy (fuel cells), Cypress Envirosystems (energy-saving systems), and SunPower Corporation (advanced solar cells). He is a member of the board of Dartmouth College, his alma mater. Mr. Rodgers was a Sloan scholar at Dartmouth, where he graduated with a double major in physics and chemistry. He attended Stanford University on a Hertz fellowship, earning a master’s degree and a Ph.D. in electrical engineering. He managed the MOS memory design group at AMI from 1975 to 1980 before moving to Advanced Micro Devices (AMD), where he ran AMD’s static RAM product group until 1982. As Cypress’s founder, Mr. Rodgers has the benefit of the Company’s complete history. This advantage, taken together with his expert technical and analytical skills, vast executive experience, and over four decades of experience in the semiconductor industry, make him uniquely qualified to be on our Board of Directors.

W. Steve Albrecht is the Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University (“BYU”). He served as the associate dean of the school until July 2008. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He also serves on the board of directors of SunPower Corporation. Until his resignation in 2009, he served on the board of directors of Red Hat and SkyWest Airlines. He is a former trustee of the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board (“FASB”) and the Governmental Accounting Standards Board (“GASB”). Mr. Albrecht holds a Bachelor of Science degree from Brigham Young University, a Masters degree in Business Administration and a Doctorate degree in Accounting from the University of Wisconsin. Mr. Albrecht’s extensive experience with public and financial accounting matters, especially with respect to multi-national companies, makes him well-qualified to be on our Board of Directors.

Eric A. Benhamou is the chairman of our Board of Directors and the chairman of the board of directors of 3Com Corporation. He served as chief executive officer of Palm, Inc. from October 2001 until October 2003 and chairman until October 2007, and was chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. He is also a member of the board of directors of RealNetworks, Inc., Silicon Valley Bank, and Voltaire, Inc. He serves on the executive committee of TechNet and is vice chairman of the board of governors of Ben Gurion University of the Negev. He is the chief executive officer of Benhamou Global Ventures, an investment firm he established. Mr. Benhamou holds a Master of Science degree from Stanford University’s School of Engineering and a Diplôme d’Ingénieur from Ecole Nationale Supérieure d’Arts et Métiers, Paris. In addition to his engineering expertise, we believe Mr. Benhamou’s extensive experience managing public companies in the technology sector as well as his expertise in venture and other financial transactions make him well-qualified to be on our Board of Directors.

Lloyd Carney is the chief executive officer and member of the board of directors of Xsigo Systems, a venture funded IO Virtualization Platform. Prior to joining Xsigo, he was the general manager of IBM’s NetCool Division. Prior to his employment at IBM, he was the chairman and chief executive officer of Micromuse, before it was acquired by IBM in 2006. Prior to Micromuse, Mr. Carney was the chief operations officer and executive vice president at Juniper Networks where he oversaw the engineering, product management and manufacturing divisions. Prior to joining Juniper Networks, Mr. Carney was the president of the Core IP Division, the Wireless Internet Division and the Enterprise Data Division at Nortel Networks. Mr. Carney brings to our Board broad-based experience in the semiconductor and non-semiconductor industries. Mr. Carney holds a Bachelor of Science degree in Electrical Engineering Technology from Wentworth Institute and a Master of Science degree in Applied Business Management from Lesley College, Cambridge, Massachusetts. We believe Mr. Carney is well-qualified to be on our Board of Directors because he possesses significant executive, entrepreneurial and operational expertise.

James R. Long has been an independent business consultant since 1999. He retired in 1999 as executive vice president of Nortel Networks Corporation and president of Nortel Enterprise Solutions. Between 1991 and 1999, Mr. Long was the president of various business units at Nortel Networks, including Asia Pacific, Nortel World Trade, and the Enterprise Solutions group. Prior to joining Nortel, Mr. Long held a variety of senior executive positions with IBM Corporation and Rolm Company, an IBM and Siemens joint venture. He currently serves on the board of directors of 3Com Corporation and the Polynesian Cultural Center. In addition to his corporate strategy skills, we believe Mr. Long’s extensive executive experience, especially with public companies, makes him well-qualified to be on our Board of Directors.

J. Daniel McCranie currently serves as chairman of the board of directors of ON Semiconductor and Virage Logic. He is also a member of the board of directors of Actel Corporation. Mr. McCranie served as Cypress’s executive vice president of sales and marketing from 1993-2001 and has served as a consultant since that time. Prior to his initial tenure with Cypress, Mr. McCranie was the chairman of the board, president and chief executive officer of SEEQ Technology, and held positions of increasing responsibility in management, engineering, and sales and marketing at Harris Corporation, Advanced Micro Devices, American Microsystems and Philips Corporation. Mr. McCranie brings to us robust experience in operations, sales and execution in the semiconductor industry, and possesses a unique insight into Cypress’s core values and culture. Mr. McCranie holds a Bachelor of Science degree in electrical engineering from Virginia Polytechnic Institute and State University (Virginia Tech). We believe Mr. McCranie is well-qualified to be on our board due to his extensive sales and marketing experience, in-depth knowledge of the semiconductor industry and his leadership skills as evidenced by his executive positions.

Evert van de Ven has more than thirty (30) years of experience in the semiconductor industry, including engineering, managerial and advisory positions at Philips Semiconductor, Matsushita Electronics Corporation and Applied Materials. Mr. van de Ven retired as executive vice president and chief technology officer of Novellus Systems in 1995 and has served as a consultant since that time. Mr. van de Ven previously served on the board of directors at Matrix Integrated Systems. Mr. van de Ven brings to our Board his technical and operational experience and brings invaluable contributions through his attendance at various quarterly operational reviews for core divisions at Cypress. Mr. van de Ven holds a Master of Science degree from the University of Technology, Eindhoven, The Netherlands. Mr. van de Ven brings a tremendous amount of technical expertise and semiconductor industry knowledge to our board, and for these reasons we believe he is well-qualified to sit on our Board of Directors.

In addition to the biographical information above regarding each nominee’s specific experience, attributes, positions and qualifications, we believe that each of our director nominees has performed his duties with critical attributes such as honesty, integrity and an adherence to high ethical standards. Each of them has demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment to the Company and its core values. Finally, we value their significant leadership and experience on other public company boards and board committees.

Required Vote

The seven (7) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors to serve until our next annual meeting, where they or their successors will be elected. Votes withheld from this proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

☒ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2011, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress by PricewaterhouseCoopers LLP for fiscal years 2009 and 2008 were pre-approved by the Audit Committee and were as follows:

Services	2009	2008
Audit Fees	$1,934,000	$2,229,000
Audit-Related Fees	$125,000	$392,000
Tax Fees	$1,061,000	$2,136,000
Total	$3,120,000	$4,757,000

Audit Fees: Includes fees associated with the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, audit work related to the spin-off of SunPower Corporation for the period during fiscal year 2008 when we consolidated their operations, assistance and review with other documents we filed with the SEC, and statutory audits required internationally.

Audit-Related Fees: Audit-related services principally include employee benefit plan audits, internal control consulting, SunPower spin-off and accounting consultations not associated with the audit.

Tax Fees: Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services on acquisition, tax matters related to the spin-off of SunPower Corporation, and international tax consulting.

All Other Fees: Cypress was not billed any other fees by PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit services, audit-related services, tax, and other services performed by the Company’s independent registered public accounting firm. With the exception of certain de-minimus amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2011.

☒ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CORPORATE GOVERNANCE

We continue to review our corporate governance policies and practices to ensure that they comply with the requirements or suggestions of various authorities in corporate governance and the best practices of other public companies. On November 12, 2009, we began listing our shares on NASDAQ Global Select Market and delisted from the NYSE. Our policies and practices reflect corporate governance initiatives that are in compliance with NASDAQ listing requirements and the rules of the SEC include the following:

•

Our Board has adopted Corporate Governance Guidelines, with an objective to describe certain processes and procedures intended to provide reasonable assurance that directors, to whom our stockholders entrust the direction and success of the Company, make decisions in the best interest of the Company and its stockholders;

•	Six of the seven directors standing for re-election at the Annual Meeting are independent of the Company and its management;

•	The chairmanship of our Board is occupied by an independent director, and his position is separate from the position and role of our chief executive officer;

•	The independent directors meet regularly without management present;

•	All members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•

We have a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, and covers topics such as financial reporting, conflict of interest, insider trading, compliance with laws, rules and regulations, and other Company policies; and

•

We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters.

The Corporate Governance Guidelines document is posted on our web site at http://files.shareholder.com/downloads/ABEA-37EQD4/813980998x0x331879/c8beb9c8-5706-4584-88a8-f866616b650c/2009_CORPORATE_GOVERNANCE_GUIDELINES.pdf.

The Code of Business Conduct and Ethics is posted at http://files.shareholder.com/downloads/ABEA-37EQD4/813980998x0x331880/61be26f8-18dc-48d8-bf64-d07f136669c7/2009_Rev_clean_Code_of_Business_Conduct_and_Ethics.pdf.

BOARD STRUCTURE

Determination of Independence

In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of the SEC, the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completed a questionnaire, with questions tailored to the rules of NASDAQ, as well as the SEC requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Carney, Long, McCranie, and van de Ven is independent as determined under our Corporate Governance Guidelines, the rules of the NASDAQ and the SEC. The Board determined that Mr. T. J. Rodgers, our president and chief executive officer, has a material relationship with Cypress by virtue of his employment and position at Cypress and, therefore, is not independent. Apart from Mr. Rodgers, no other director has a relationship with Cypress other than through his membership on the Board and its committees.

Executive S essions

Executive sessions of independent directors are held before each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including the chief executive officer, who is the only non-independent director. Except for the Operations Committee, the committees of the Board also generally meet in executive session at the end of each committee meeting. Members of the Operations Committee provide feedback to management following their attendance at the Company’s quarterly operations reviews.

Meeting Attendance

In fiscal year 2009, our Board held four (4) regularly scheduled meetings. Every director attended at least 75% of the number of Board meetings they were required to attend, and at least 75% of the meetings of the committees of the Board on which the director served. Our “non-management” (who are all independent) directors met four (4) times in executive sessions during regularly scheduled Board meetings in the 2009 fiscal year. Mr. Benhamou presided over all executive sessions of our directors. Directors are expected, but not required to attend the annual meetings of stockholders. All of our directors attended the 2009 Annual Meeting of Stockholders and are expected to attend the 2010 Annual Meeting.

The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members and others for recommendations. Through the process of identification and evaluation, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the Board.

Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background materials are provided on a timely basis (see “How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?” on page 4 hereof).

The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines and SEC rules, whether or not a potential candidate was recommended by a security holder, the Board, management or other parties. These criteria include the candidate’s skills, attributes, integrity, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the skill set, backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meeting from time to time to evaluate biographical information and background material relating to potential candidates and if appropriate, conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

Assuming that appropriate biographical and background material are provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in Cypress’s proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Nomination Criteria and Board Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, we believe that the skill set, backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of diversity in experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Therefore, in recommending candidates for Board nomination, the Nominating and Corporate Governance Committee makes an assessment of each candidate, including candidates recommended by a stockholder, in light of the nomination criteria set forth in the Company’s Corporate Governance Guidelines. This assessment includes the evaluation of skills, the individual’s character and integrity, general business and semiconductor industry experience, direct experience in the management of a corporation that is a customer that buys from the semiconductor industry, leadership profile, strategic planning abilities and experience, aptitude in accounting or finance, expertise in domestic and international markets, industry knowledge, understanding of relevant technologies, communications and interpersonal skills, and ability and willingness to devote time as needed for Board services. The assessment is made in the context of the perceived needs of the Board from time to time.

Communications from Stockholders and Other Interested Parties

The Board will give appropriate attention to written communication on valid business issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of our Board, with the assistance of the corporate secretary and internal legal counsel, (1) are primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as the chairman considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of our Board considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the Board may do so by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134 or sending an e-mail to CYBOD@cypress.com.

INDEPENDENT DIRECTOR CONTACT

Interested parties are able to make their concerns known to the non-management independent directors by electronic mail to CYBOD@cypress.com, or in writing addressed to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

BOARD LEADERSHIP S TRUCTURE

Eric A. Benhamou serves as Chairman of our Board of Directors. Our Board’s general policy, as stated in our Corporate Governance Guidelines, is that separate persons should hold positions of chairman of the Board and chief executive officer to enhance the Board’s oversight of management. Our leadership structure enhances accountability of our chief executive officer to the Board, balances power on our Board and encourages balanced decision making. We also separate the roles in recognition of the differences in roles. While the chief executive officer is responsible for the day-to-day leadership of the Company and the setting of strategic direction, the chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board chairman also provides performance feedback on behalf of the Board to our chief executive officer.

BOARD’S ROLE IN RISK MANAGEMENT OVERSIGHT

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate risk owner within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting if deemed significant. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management. We routinely have at least one director attending strategic quarterly reviews of our operations, and these directors meet and share their findings with our Board.

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

In early 2010, the Compensation Committee thoroughly reviewed our compensation policies and practices for all employees, including executive officers. As part of the risk assessment, the Compensation Committee reviewed our compensation programs for certain design features that have been identified by experts as having the potential to encourage excessive risk-taking such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs encourage our employees to take appropriate risk and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. The Compensation Committee, with the assistance of Buck Consultants, LLC, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

BOARD COMMITTEES

The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operations Committee. The membership and functions of each committee in 2009 are described in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee
W. Steve Albrecht(1)	Chairman
Eric A. Benhamou	Member	Chairman
Lloyd Carney	Member	Member
James R. Long		Member	Chairman
J. Daniel McCranie	Member			Member
Evert van de Ven			Member	Member
T.J. Rodgers

The Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements, including the implementation of the whistleblower policy;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

The Audit Committee operates under a written charter adopted by our Board, and was established in accordance with Exchange Act Section 3(a)(58)(A). The charter of the Audit Committee is available on our web site at http://investors.cypress.com/documentdisplay.cfm?DocumentID=6355.

The Board has determined that all the members of the Audit Committee are independent as independence is defined under the rules the NASDAQ Marketplace Rule 5605. The Board determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise required under NASDAQ rules.

The Audit Committee consists of Messrs. Albrecht, Benhamou, Carney, and McCranie, and met eight (8) times in fiscal year 2009 and generally met in executive session with management, our internal audit team and PwC, our certified public accounting firm independently.

Our Audit Committee charter limits to three (3) the number of audit committees of public companies on which a Cypress Audit Committee member may serve without the review and approval of our Board. Our Board designated Mr. Albrecht as the “audit committee financial expert” in accordance with the requirements of the SEC and NASDAQ rules.

The responsibilities of our Audit Committee and its activities during fiscal year 2009 are described in the Report of the Audit Committee on pages 19 & 20 of this proxy statement.

In discharging its duties, the Audit Committee:

•	reviews and approves the scope of the annual audit and the independent public accounting firm’s fees;

•	assists the Board in the oversight of the Company’s compliance with legal and regulatory requirements;

•	meets independently with our independent registered public accounting firm, internal auditors, and our senior management;

(1)	Mr. Albrecht ceased to be a member of the Nominating and Corporate Governance Committee in 2009.

•

oversees and reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor performance, qualifications and independence issues, and the adequacy of the Audit Committee charter;

•	prepares an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement;

•	pre-approves all fees proposed by or paid to our independent registered public accounting firm;

•	review and provide input to the risk assessment processes in the Company, which will form the basis of the annual audit plan;

•	oversees the implementation of the whistleblower policy; and then

•	reviews SEC filings, earnings releases and other forms of significant investor communications.

The Compensation Committee

The Compensation Committee consists of Messrs. Benhamou, Carney, and Long. The Board has determined that the members of the Compensation Committee are independent as defined under NASDAQ rules. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors, officers and senior executives, and the preparation of the annual report on executive compensation for inclusion in our proxy statement.

The Compensation Committee, through delegation by the Board, has overall responsibility for the following:

•	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives;

•	approval of performance objectives for our executive officers;

•	formulating, implementing, reviewing, and modifying the compensation of the Company’s directors and executive officers;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs;

•	reviewing and approving the Company’s Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement;

•	reviewing, revising in its discretion, and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees;

•	reviewing the annual benefit changes made by the Company with respect to its employees;

•	providing feedback to the chief executive officer on his performance;

•	overseeing the stock plans of the Company’s subsidiary companies;

•	overseeing and monitoring executive succession planning for the Company; and

•	periodic risk analysis of the Company’s compensation policies and programs.

In discharging its duties, the Compensation Committee retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company. In 2009, the Compensation Committee retained the services of Buck Consultants, LLC for various compensation-related services, including comparing our director compensation with the compensation of directors of our peer group companies.

No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee sometimes meets in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

The Compensation Committee held seven (7) meetings during our 2009 fiscal year. The Report of the Compensation Committee is contained in this proxy statement. The charter for our Compensation Committee is posted on our web site at http://investors.cypress.com/documentdisplay.cfm?DocumentID=6356.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Long and van de Ven. The Board has determined that the members of the Committee are independent as defined under the rules of NASDAQ. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify and evaluate individuals qualified to become Board members;

•

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company;

•	develop, maintain and recommend to the Board a set of corporate governance principles;

•	oversee the annual self-evaluation process of the Board and other Board committees;

•	ensure that stockholder proposals, when approved, are implemented as approved; and

•	make recommendations to the Board on Board and Board committee membership.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2009.

The Nominating and Corporate Governance Committee held three (3) meetings during fiscal year 2009. The charter for our Nominating and Corporate Governance Committee is posted on our web site at http://investors.cypress.com/documentdisplay.cfm?DocumentID=6357.

The Operations Committee

The Operations Committee consists of Messrs. McCranie and van de Ven. The purpose of the Operations Committee is to:

•	review strategic proposals and provide advice and counsel to Cypress regarding daily business operations; and

•	present to the Board an independent assessment of Cypress’s business operations and practices.

To discharge their responsibilities, members of the Operations Committee attend various quarterly operations reviews and provide advice and counsel to the Company’s management. The charter of the Operations Committee is posted on our web site at http://investors.cypress.com/documentdisplay.cfm?DocumentID=6358.

Printed copies of the Corporate Governance Guidelines document, the Code of Business Conduct and Ethics, and the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Operations Committee are also available to any stockholder upon written request to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

COMPENSATION OF DIRECTORS

Prior to May 2009, we did not make any changes to our directors’ cash compensation for two years. In 2009, the Committee retained the services of Buck Consultants, LLC, an employee benefits and compensation consulting firm, to assist it in evaluating director compensation and to update the Committee on executive compensation market trends. The table below shows the changes we made to various Board compensation commencing in May 2009.

CASH COMPENSATION

Position	Pre-May 2009	From May 2009
Non-employee director retainer	$45,000	$50,000
Board chairman	$0	$30,000
Audit Committee chairman	$10,000	$20,000
Audit Committee member	$5,000	$15,000
Compensation Committee chairman	$7,500	$15,000
Compensation Committee member	$0	$10,000
Nominating and Corporate Governance Committee chairman	$7,500	$5,000
Nominating and Corporate Governance Committee member	$0	$5,000
Operations Committee	$2,500 per attendance to the Company’s quarterly operations meetings	$2,500 per attendance to the Company’s quarterly operations meetings

Non-Management Director Equity Compensation

Commencing in May 2009, upon their initial appointment to the Board, each non-management director is granted restricted stock units of the Company’s common stock equivalent to three times the annual award of an incumbent non-employee director on the date of the acceptance of the director’s appointment (“Initial Grant”). The Initial Grant vests annually over a period of three (3) years from the date of grant. Before May 2009, upon their initial appointment to the Board, each non-employee director was granted an option to purchase 329,617 shares of common stock (“Initial Grant”). The Initial Grant vested monthly over a period of three (3) years from the date of grant. The exercise price of the Initial Grant was the fair market value of our common stock on the date of grant, which is the date on which such individual first became a non-employee director.

Commencing in May 2009, if re-elected at the Company’s annual meeting each non-employee director automatically receives additional, fully-vested restricted stock units of our common stock under the 1994 Stock Plan, that is equivalent in value to $175,000 based upon the fair market value on the date of the Company’s regularly scheduled annual stockholders meeting (“Annual Grant”). If the re-elected incumbent director was appointed to the Board after the last annual stockholders meeting, then the Annual Grant is pro-rated based on the number of months from the date of the Initial Grant to the date of his or her re-election. Prior to May 2009, incumbent non-management directors who were re-elected at the Company’s next annual meeting automatically received an additional 41,202 restricted stock units (“Annual Grant”). The Annual Grant vested fully on the date immediately prior to the Company’s regularly scheduled annual stockholders meeting. If the re-elected incumbent director was appointed to the Board after the last annual stockholders meeting, then the Annual Grant was pro-rated based on the number of months from the date of the Initial Grant to the date of his or her re-election.

Non-Employee Director Stock Ownership Guidelines

The Board has established Non-Employee Director Ownership Guidelines pursuant to which non-employee directors are required to own 20,000 shares of common stock of the Company. Incumbent directors are expected to meet the ownership requirements within three years of establishment of the ownership requirements and new directors are required to meet the guidelines within three years of their appointment. All our directors meet the guidelines, including Mr. T.J. Rodgers, our chief executive officer, who is an employee director.

DIRECTOR COMPENSATION

Fiscal Year Ended January 3, 2010

Name	Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
W. Steve Albrecht	2009	81,250	(3)	320,536	0	N/A	N/A	0	401,786
Eric A. Benhamou	2009	100,625	(4)	320,536	0	N/A	N/A	0	421,161
Lloyd Carney	2009	68,750	(5)	320,536	0	N/A	N/A	0	389,286
James R. Long	2009	65,625	(6)	320,536	0	N/A	N/A	0	386,161
J. Daniel McCranie	2009	88,750	(7)	320,536	0	N/A	$0	0	409,286
Evert van de Ven	2009	102,500	(8)	320,536	0	N/A	N/A	0	423,036

(1)	Amounts shown reflect the grant date fair value of the restricted stock units awarded to our directors in fiscal year 2009.
(2)	No stock option awards were granted to our directors in fiscal year 2009.
(3)	Amount includes $48,750, Board retainer fee, and $32,500 Audit Committee chairman and member fee.
(4)	Amount includes $48,750 Board retainer fee, $22,500 for Board chairmanship, $12,500 Audit Committee member fee, and $16,875 Compensation Committee chairman and member fee.
(5)	Amount includes $48,750 Board retainer fee, $12,500 Audit Committee member fee and $7,500 Compensation Committee member fee.
(6)	Amount includes $48,750 Board retainer fee, $7,500 Compensation Committee member fee and $9,375 Nominating and Corporate Governance Committee chairman and member fee.
(7)	Amount includes $48,750 Board retainer fee, $12,500 Audit Committee member fee, and $27,500 for attendance at our operations review as member of the Operations Committee.
(8)	Amount includes $48,750 Board retainer fee, $3,750 Nominating and Corporate Governance Committee member fee, and $50,000 for attendance at our operations review as member of the Operations Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

The Audit Committee also reviews the performance of Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and internal control over financial reporting and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm and our internal auditors to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended January 3, 2010, with management including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of January 3, 2010. The Audit Committee reports on these meetings to our Board of Directors.

The charter of the Audit Committee is available at our web site at:

http://investors.cypress.com/documentdisplay.cfm?DocumentID=6355

Cypress’s management has primary responsibility for preparing Cypress’s financial statements and for its financial reporting process. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting. Cypress’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on the effectiveness of Cypress’s internal control over financial reporting.

The Audit Committee hereby reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2009 with Cypress’s management.

(2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for Cypress, the matters required to be discussed by the Statement on Audit Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3) The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP for Cypress as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors and the Board approved, that the Company’s audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010, for filing with the SEC. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent registered public accounting firm for fiscal year 2010.

Each member of the Audit Committee is independent as defined under the NASDAQ listing standards.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman
Eric A. Benhamou
Lloyd Carney
J. Daniel McCranie

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (except as described below) by:

•	each of our directors;

•

our chief executive officer, our chief financial officer and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Executive Officers”);

•	all individuals who served as directors or executive officers at fiscal year-end as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned
		Percent(1)
Directors
T.J. Rodgers(2)	15,070,892	9.20
W. Steve Albrecht(3)	225,543	*
Eric A. Benhamou(4)	285,725	*
Lloyd Carney(5)	174,986	*
James R. Long(6)	220,585	*
J. Daniel McCranie(7)	48,010	*
Evert van de Ven(8)	338,276	*

Named Executive Officers
Brad W. Buss(9)	1,143,748	*
Paul Keswick(10)	1,169,733	*
Christopher A. Seams(11)	1,882,056	1.20
Norman P. Taffe(12)	655,059	*
All directors and executive officers at fiscal year-end as a group(13)	21,434,112	13.50

5% Stockholders
FMR LLC (14) Edward C. Johnson 82 Devonshire Street Boston, Massachusetts 02109	23,360,396	15.00

BlackRock, Inc. (15) 40 East 52nd Street New York, New York 10022	8,780,344	5.64

T.J. Rodgers(16) 198 Champion Court San Jose, California 95134	15,479,481	9.19

*	Less than 1%. See footnotes on the next page.

(1)	The total number of shares outstanding as of the Record Date was 163,951,139. The percentage of ownership for each of our Named Executive Officers and directors is based on the number of shares outstanding as of the Record Date. The shares outstanding for our directors do not include the annual grant that they will receive on May 14, 2010 because we do not know the exact number of shares they will receive. On May 14, our non-employee directors will receive fully vested shares of our common stock equivalent to $175,000 calculated at the closing price of our common stock on May 14, 2010. The percentage for all directors and executive officers (as a group) is based on the number of shares outstanding as of 2009 fiscal year end; and the percentage reflected for entities with 5% ownership is based on the applicable form 13G or 13D filed with the SEC.
(2)	Includes 5,015,433 shares of common stock held directly by Mr. Rodgers and options to purchase 8,684,829 shares of common stock, which are exercisable within 60 days of the Record Date. Also includes 47,010 shares of common stock held indirectly; and options to purchase 5,150 shares of common stock held indirectly by Mr. Rodgers. Also includes 1,318,470 unvested restricted stock issued to Mr. Rodgers in exchange for the performance-based restricted stock units which he tendered in connection with the Company’s RSU Exchange Offer in 2008 in connection with the Spin-Off of SunPower Corporation. The shares of restricted stock will vest over the next two fiscal years subject to attaining performance milestones. The shares of restricted stock received by Mr. Rodgers are subject to the same performance vesting conditions as the tendered restricted stock units, adjusted to reflect the effect of the SunPower Spin-Off.
(3)	Represents 30,300 shares of common stock held directly by Mr. Albrecht, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date and options to purchase 178,763 shares of common stock, which are exercisable within 60 days of the Record Date.
(4)	Represents 59,680 shares of common stock held directly by Mr. Benhamou, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 209,565 shares of common stock, which are exercisable within 60 days of the Record Date.
(5)	Represents 25,000 shares of common stock held directly by Mr. Carney, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 133,506 shares of common stock by Mr. Carney, which are exercisable within 60 days of the Record Date.
(6)	Represents 62,980 shares of common stock held directly by Mr. Long, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 141,125 shares of common stock, which are exercisable within 60 days of the Record Date.
(7)	Represents 21,238 shares of common stock held directly by Mr. McCranie, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 10,292 shares of common stock, which are exercisable within 60 days of the Record Date.
(8)	Represents 46,200 shares of common stock held directly by Mr. van de Ven, beneficial ownership of 16,480 restricted stock units that will vest within 60 days of the Record Date, and options to purchase 275,596 shares of common stock, which are exercisable within 60 days of the Record Date.
(9)	Represents 409,013 shares of common stock held directly by Mr. Buss, and options to purchase 734,735 shares of common stock, which are exercisable within 60 days of the Record Date.
(10)	Represents 366,291 shares of common stock directly held by Mr. Keswick, and options to purchase 803,442 shares of common stock, which are exercisable within 60 days of the Record Date.
(11)	Includes 365,613 shares of common stock held directly by Mr. Seams. Also includes options to purchase 1,516,443 shares of common stock, which are exercisable within 60 days of the Record Date.
(12)	Includes 135,022 shares of common stock held directly by Mr. Taffe. Also includes options to purchase 520,037 shares of common stock, which are exercisable within 60 days of the Record Date.
(13)	Includes 7,013,401 shares of common stock held directly or indirectly by our directors, executive officers, and their family members. Also includes options to purchase 12,772,624 shares of common stock exercisable as of January 3, 2010, by our directors, executive officers, and their family members and 1,648,087 unvested restricted stock issued to Mr. Rodgers in exchange for the performance-based restricted stock units which he tendered in connection with the Company’s RSU Exchange Offer in 2008 in connection with the Spin-Off of SunPower Corporation. Of this amount, 329,617 shares earned in 2009 were released in February 2010 upon approval by the Compensation Committee of the Board that the required performance metrics were achieved. The remaining shares of restricted stock will vest over the next two fiscal years subject to performance. The shares of restricted stock received by Mr. Rodgers are subject to the same performance vesting conditions as the tendered restricted stock units, adjusted to reflect the effect of the SunPower Spin-Off.

(14)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 16, 2010, with the SEC by FMR LLC and Edward C. Johnson. FMR LLC and Edward C. Johnson have the sole power to vote or direct the vote of 1,600 shares and sole dispositive power with respect to 23,360,396 shares or common stock.
(15)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13G filed on February 1, 2010, with the SEC by BlackRock, Inc. has shared voting and dispositive power with respect to 100 shares, sole voting and dispositive power with respect to 8,780,344 shares.
(16)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D/A filed on March 29, 2010, with the SEC by Mr. Rodgers. Mr. Rodgers has shared voting and shared dispositive power with respect to 90,660 shares, sole voting and sole dispositive power with respect to 15,388,821 shares.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section discusses the principles underlying our policies and decisions concerning the compensation of our executive officers. In this section, we describe the manner and context in which compensation is awarded to and earned by our executive officers and provide perspective on the tables and narratives that follow. In this CD&A section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes, as applicable, the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”).

Description of Key Terms Used in this Section

Critical Success Factors (“CSFs”): CSFs are measurable quarterly and annual goals that, with the exception of our chief executive officer, are identified by our executive officers and approved by our chief executive officer in advance of each review period. Our chief executive officer’s CSFs are submitted to, reviewed and approved by the Board. CSFs for each period are scored on a scale of 0 to 100%, with each CSF representing a specific point value based on its importance to the Company and/or its level of difficulty. Specific scoring parameters that will be used to determine whether the CSF has been achieved are also identified in advance and documented. At the end of each fiscal quarter, or fiscal year, as applicable, our executive officers “score” their CSFs based on the scoring parameters previously approved. This score is reviewed, and adjusted if necessary, and approved by our chief executive officer. Our chief executive officer’s score is reviewed, and adjusted if necessary, and approved by the Committee. The specific CSFs designated for each executive officer often vary from quarter to quarter, and may include metrics that are relevant to the overall Company as well as individual performance and or the performance of the group that they directly manage.

Our cash bonus plans (KEBP, PBP and PPSP) are all subject to the attainment of performance milestones established by the Committee. In 2009, the Committee established performance milestones for the three plans based primarily on the Company attaining certain quarterly or and annual fully-diluted non-GAAP earnings per share (“non-GAAP EPS”) milestones. In 2010, the Committee established performance milestones for all three plans based on a percentage of the Company’s non-GAAP profit before taxes (“non-GAAP PBT%”) (which excludes, among other things, certain items such as stock-based compensation, acquisition-related expenses, impairments to goodwill, gains or losses on divestiture, investment-related gains and losses, restructuring costs, minority interests and related tax effects). Even when the Company is profitable and non-GAAP PBT% is high, our executive officers’ annual earnings under KEBP is capped at 200% of each executive officer’s target bonus, and the PPSP is capped at 200% of one week’s salary. Each plan’s distinctions are described below. Commencing 2010, KEBP and PBP participants will no longer participate in the PPSP.

Key Employee Bonus Plan (“KEBP”): Eligible senior and otherwise high-performing employees, including our Named Executive Officers, except our chief executive officer, participate in KEBP. KEBP can pay out quarterly and annually and is a key part of our variable compensation structure. The objective of KEBP is to provide variable incentives to eligible participants. Each KEBP participant is placed at an incentive level, which determines the percentage of that individual’s base salary he or she is eligible to earn over the course of the year. In 2009 and 2010, the Committee placed our Named Executive Officers who are KEBP participants at the 80% target incentive level. Accordingly, a significant portion of our participating Named Executive Officers’ overall cash is at risk and will only be paid out in connection with high performance. Our chief executive officer is not a KEBP participant.

In fiscal year 2009, the KEBP formula was based upon attaining a target non-GAAP EPS compared with the actual non-GAAP EPS achieved at the end of the applicable quarter. In 2010, the Committee replaced non-GAAP EPS with non-GAAP PBT% performance milestone target. This was done in order to better align our variable cash compensation with the overall 2010 focus of the Company, which is to improve profitability. In 2010, for each performance period, KEBP will only pay out if the Company’s non-GAAP PBT% is achieved at a minimum target pre-determined by the Committee. Even when such minimum non-GAAP PBT% is achieved, the Compensation Committee pre-determines the percentage of KEBP that is paid out in each performance period, depending on the percentage by which the achieved non-GAAP PBT% exceeds the target minimum. There is no payout if the Company’s non-GAAP PBT% is achieved below the targeted minimum. When the minimum targeted non-GAAP PBT% is achieved, the payout is in various ranges capped at 200% of the amount that a participant is eligible to earn. Additional details of the revised plan are included in our Current Report on Form 8-K filed with the SEC on March 19, 2010.

If our chief executive officer or the participant’s executive vice president scores less than 65% on their CSFs, then the earned payout for the KEBP participant is reduced to zero, regardless of the individual’s CSF achievement. If our chief executive officer or the KEBP participant’s executive vice president scores from 65–79%, then he or she will be eligible to earn 50% of what he or she would otherwise be entitled to and if our chief executive officer and such executive vice president scores 80% or above on their CSFs, then the KEBP participant will be eligible to earn up to 100% of their available KEBP payout depending on their CSF score.

The principles above are embedded in the following KEBP formula established by the Committee, which reflects how each bonus is determined:

Annual Base Pay	×	Incentive Level%	×	Financial Performance Metric	×	Payment Range	×	CSF Score	×	EO Factor
5

To be eligible for a KEBP payment, the KEBP participant must still be employed by the Company on the payment date. Quarterly payouts under the KEBP are made in the quarter following the measuring period, and the payout for the annual target is made within the first quarter following the applicable year.

Named Executive Officers: This refers to our chief executive officer, our chief financial officer and each of the three other most highly compensated individuals who served as our executive officers at fiscal year-end.

Performance Bonus Plan (“PBP”): The PBP was designed to maintain the corporate tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, for certain variable cash compensation paid to an executive officer to the extent such compensation exceeds $1 million in any one (1) year. Participants are executive officers whose target total cash compensation in the applicable fiscal year exceeds $1 million. Our chief executive officer was the only participant under the PBP in fiscal year 2009, and is currently the only participant. A PBP participant is not eligible for participation in the KEBP, or in 2010, the PPSP.

Under the PBP, participants are eligible to receive cash payments based upon the attainment and certification of certain objective performance criteria established by the Committee. The performance measures for any performance period are one or more objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, product line, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Compensation Committee and, with respect to financial metrics, which may be determined in accordance with GAAP or in accordance with IASB Principles or which may be adjusted when established to exclude any items otherwise includable under GAAP or IASB Principles. The performance criteria may differ for each participant. Our Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the PBP. Therefore, even where the Company’s goal has been achieved, the actual payout is subject to discretionary reduction based on the participant’s CSF score for the period. The PBP, like KEBP, pays out quarterly and has an annual component.

Performance Profit Sharing Plan (“PPSP”): In 2009 all Cypress employees were eligible to participate in the PPSP, a quarterly cash bonus program that pays out based on a combination of the Company’s performance and each employee’s achievement of his or her quarterly CSFs. Participants in the KEBP and PBP are not eligible to participate in the PPSP effective January 2010.

Performance-based Restricted Stock Units (“PARS”): As part of our retention strategy for certain key positions needed to meet our business objectives, in 2007, we awarded performance-based restricted stock units to our executive officers and certain other key positions in the Company. The PARS may be earned ratably over a period of five (5) years, subject to achieving milestones established by the Committee each year, and might result in total compensation packages that are higher than targeted market positions if all performance-related milestones were achieved. None of our executive officers are eligible for any standard additional grants until 2010, except for our chief executive officer, Mr. Rodgers, who may be granted discretionary awards by the Committee.

Spin-Off: On September 28, 2008, we distributed our shares of SunPower Corporation Class B Common Stock to our stockholders (the “Spin-Off”). Cypress employees, consultants and non-employee members of the Board holding Cypress options and restricted stock units did not receive any SunPower shares in respect of their options and restricted stock units.

Spin-Off Ratio: Outstanding equity award (vested and unvested, including stock options, restricted stock and restricted stock units) and the remaining share pools under our equity plans were multiplied by 4.12022 (the “Spin-Off Ratio”) to reflect the change in market value of the Company’s common stock following the Spin-Off. The per share exercise price of outstanding Cypress stock options was divided by the Spin-Off Ratio for the same reason.

Questions and Answers Related To Our 2009 Executive Compensation

Q:	How does the Compensation Committee operate?

A:	The Committee is composed of Messrs. Eric Benhamou (Chairman), Lloyd Carney, and James Long, who are all independent directors. None of our employees serve on this Committee. The Committee has regularly scheduled meetings and also special meetings, as necessary to discharge its responsibilities to the Company. The Committee is authorized by its charter to retain the services of independent consultants in discharging its responsibilities. The Committee has not delegated any of its authority with respect to executive officer compensation and makes all final determinations regarding executive officer compensation.

Q:	What is the role of the Compensation Committee in determining the Company’s compensation policies and practices?

A:	The Compensation Committee is responsible for the following:

•	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives;

•	approving performance objectives for our executive officers;

•	formulating, approving, implementing, reviewing, and modifying the compensation of the Company’s directors and executive officers;

•	overseeing the administration of the Company’s compensation plans;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs;

•	reviewing, revising in its discretion, and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees;

•	reviewing and revising in its discretion the annual benefit changes made by the Company with respect to its employees;

•	overseeing equity plans of the Company’s subsidiaries; and

•	performing periodic risk analysis of our compensation policies and programs.

Q:	What is the role of the consultants retained by the Compensation Committee?

A:	Our consultants assist the Committee in determining the appropriate executive compensation for management by comparing the current salary, bonus, and equity awards of our executive officers, including our chief executive officer, to comparable positions at peer group companies.

Q:	What is the role of executive officers in determining executive compensation?

A:	Other than our chief executive officer, who participates in setting the compensation of the other executive officers through his recommendations to the Committee, our executive officers do not directly participate in determining their compensation. Our chief executive officer does not participate directly in setting his own compensation. However, our executive officers, including our chief executive officer, do participate indirectly by initially defining their quarterly and annual goals (subject to review, revision and approval), the achievement of which impacts their variable cash compensation under our cash incentive plans. Mr. Rodgers’ salary, bonus and equity grants are determined by the Compensation Committee after considering the peer group analysis undertaken by our consultant, Mr. Rodgers’ job performance, the responsibilities of his position, and the Company performance.

Q:	What are the components of the Company’s executive compensation?

A:	The elements of Cypress’s executive compensation program are: (i) base salary; (ii) variable and at-risk cash compensation that can be earned under our KEBP and PBP; (iii) service-based equity awards and PARS; and (iv) benefit programs such as our deferred compensation plans. We also offer standard health benefits and an employee stock purchase program to all our employees. The Company does not provide a defined benefit pension plan, a match to employee contributions to our 401(k) plan, or any disclosable perquisites. In addition, the Company does not currently have any severance agreements or change of control agreements for its Named Executive Officers.

Q:	What are the objectives of the Company’s executive officer compensation programs and why does the Company choose to pay each element?

A:	The compensation programs for our executive officers are designed with the following objectives:

•	to provide competitive compensation opportunities that will attract and retain talented executives;

•	to motivate our executives to achieve outstanding operational, strategic, business and financial results for the Company;

•	to create a direct and meaningful link between the Company’s success, individual performance and rewards;

•	to reward executives for meeting and exceeding short-term and long-term goals; and

•	to ensure alignment of our executive officers and our stockholders interests through Company ownership.

Base salary, a critical element of executive compensation, provides our executive officers with a guaranteed level of monthly income and is set with the goal of attracting and retaining quality executives.

Our variable cash compensation programs are designed to create a direct and meaningful link between the Company’s performance, individual performance and rewards. For example, the KEBP and PBP provide variable cash compensation based on each executive officer’s individual performance as well as objective measures of Cypress’s profitability. Our cash compensation programs are designed to motivate our executive officers to achieve targeted operational and financial results for the Company, such that our executive officers are rewarded when our Company performs well. In fiscal quarters when the Company does not perform well, payouts are not made under the plans. For example, in the first and second quarters of fiscal 2009, when the Company was unprofitable, our executive officers did not receive incentive cash compensation under either plan.

Our equity compensation is designed to reward our executive officers for achieving and exceeding short-term and long-term goals for the Company, and to enhance retention. Our PARS program is linked directly to the Company’s achievement of certain targets, such that if a performance target is achieved, our executive officers are eligible to earn their PARS associated with such target, and if not, the shares are forfeited and cannot be earned in the future by our executive officers. In 2009, 211,246 shares were forfeited by our Named Executive Officers because the Company did not achieve some milestones at 100%. The Compensation Committee has the ability to make discretionary payments to executives, however, in 2009, no such discretionary payments were made to our Named Executive Officers.

We generally maintain an annual focal review process to determine employee (including our executive officers) compensation. By using a ranking system in the annual focal review, we reinforce the direct and meaningful link between individual performance and rewards. Therefore, the higher an executive officer is ranked, the more likely they will receive a greater percentage increase in both equity and cash compensation. We did not conduct a focal review for our executive officers in 2009 because of the global economic downturn which also affected our Company; therefore, our executive officers did not receive any base salary increases in 2009.

Q:	How did the Company determine the amount for each element of compensation for your executive officers?

A:

Our executive officers’ base salaries generally approximate the 50th percentile of the base salaries for similar positions in our peer group companies. Our executive officers have not received a salary increase since 2008, when on account of a 2007 review, our executive officers other than Mr. Rodgers, received salary increases ranging between 3% and 5% to bring their base salary to the approximate median level among our peer group companies. In 2009 the Compensation Committee determined that no base salary adjustment was necessary because of cost controls and reductions implemented in late 2008 through 2009.

In 2009, a large portion of the cash compensation paid to our executive officers was variable, subject to achieving aggressive performance goals that must be achieved at both the corporate and individual CSF level. As is the case under our PPSP and KEBP, actual payouts under our incentive cash bonus plans may be higher or lower based on the Company’s results and an individual’s CSF score, such that each executive officer is motivated and challenged to achieve both short and long-term goals for the Company. In 2009, the incentive cash compensation target percentage for our executive officers remained the same as in previous years and was targeted to provide an above-median opportunity of 175% of base salary for our chief executive officer under the PBP, and 80% of base salary for all other executives under our KEBP program. This assumes very aggressive goals that are generally not fully achieved. No executive officer achieved the targeted total cash compensation in 2009.

The PARS award to our executive officers occurred in 2007 as part of our retention strategy for certain key positions needed to meet our Company’s business objectives as the Company entered a multi-year refocus of its core semiconductor business and to provide substantial incentive to increase financial, operational and strategic results. In making those grants, the Committee considered roles that are larger in scope, complexity or accountability than standard market positions, as well as rewarding outstanding individual performance. The Committee appreciated that this grant, to be earned ratably over a period of five (5) years, might result in total compensation packages higher than targeted market positions if all performance-related milestones were achieved. Some of the PARS were earned in fiscal year 2009; however, a portion of the 2009 PARS were forfeited because the Company did not achieve each milestone at 100%. None of our executive officers received, or is eligible to receive any other standard equity award until 2010, except for Mr. Rodgers, to whom the Committee may grant discretionary awards under our 1994 Stock Plan. No discretionary awards were made to Mr. Rodgers in 2009.

The Committee’s general policy is to pay approximately median base salary, but to place more emphasis on performance-based compensation (cash and equity) and how it is earned, such that a large percentage of our executive compensation is at risk. Therefore, if total compensation is adjusted for the risks and aggressiveness of our goals, our executive officers are not paid above our targeted median percentile when compared with our peer companies.

Q:	Who were the peer group companies the Company benchmarked in 2009 for setting executive compensation?

A:	The Committee did not conduct a market analysis of our peer group companies in 2009 for setting executive compensation because the Committee did not intend to make any changes with respect to 2009 compensation of our executive officers due to cost controls and reductions implemented in late 2008 and into 2009. However, the Committee reviewed our peer group companies for 2008 and made an adjustment to ensure that our peer group companies are companies that are (i) more representative of market pay practices used for executives in companies of similar size and scope, and/or (ii) more likely to recruit their employees from a similar pool as Cypress or even from Cypress, and vice-versa.

Our peer group companies for 2009 are listed in the table below:

Peer Group Companies in 2009

Altera Corporation	Microchip Technology Inc.
Analog Devices, Inc.	National Semiconductor Corporation
Atmel Corporation	NVIDIA Corporation
Broadcom Corporation	ON Semiconductor Corporation
Integrated Device Technology Inc.	PMC-Sierra, Inc.
Linear Technology Corporation	SanDisk Corporation
LSI Corporation	Xilinx, Inc.

Q:	What factors were considered by the Committee in determining the 2009 compensation of executive officers?

A:	The Committee and management were satisfied with the total compensation levels and were focused on controlling the Company’s overall expenses. Like all other employees, our executive officers were impacted by the Company-wide pay reduction implemented in the second quarter of 2009. As a result, the base salaries of our executive officers were reduced by between 9% and 11%.

There were no changes made to the targeted percentage of base salary that our executive officers could earn under the PBP, KEBP and PPSP.

As a result of the PARS awards granted in 2007, our executive officers are not eligible to receive any new standard equity awards until 2010, except that the Committee may make discretionary awards to Mr. Rodgers. Neither Mr. Rodgers nor any of our Named Executive Officers received a new grant in 2009.

Q:	How were the Company’s cash incentive and equity plans structured in 2009 for the executive officers?

A:	Cash Incentive Compensation

Our chief executive officer participated in the PBP, and all other executive officers participated in the KEBP in 2009. Our executive officers, including our chief executive officer, participated in PPSP in 2009.

Our executive officers typically designate between ten (10) and fifteen (15) CSFs per quarter and for the year. In determining the amount of cash incentive pay payable under the KEBP and the PPSP, the Committee uses the final CSF scores for the given review period as a component in the formulas that determine the bonus to be paid under each plan. In order to apply its discretion to reduce the maximum payout under the PBP, the Committee considers the participant’s CSF score for the applicable period.

Under the PBP, for 2009, the Committee set objective quarterly and annual non-GAAP EPS targets that must be achieved by the Company. At the end of the measuring period, the Committee, considered Mr. Rodgers’ CSF score for the quarter and applied discretion as provided under the PBP plan, to reduce the maximum payout to Mr. Rodgers by multiplying the target by his CSF percentage score.

The quarterly plan non-GAAP EPS targets, our actual non-GAAP EPS achievement, and the percentage of achievement against plan for our 2009 fiscal year are set forth in the following table:

The EPS targets were used under the PBP, PPSP and KEBP for all our executives in 2009.

2009 Fiscal Year Period	Plan Non-GAAP EPS		Non-GAAP EPS Achieved		Percentage Achievement
First Quarter	-0.235	(1)	-0.219	(1)	0	%(1)
Second Quarter	-0.095	(1)	-0.027	(1)	0	%(1)
Third Quarter	0.104		0.097		93.3%
Fourth Quarter	0.144		0.164		113.9%

Equity Plans:

In early 2009, the Committee set performance goals for the first performance period of 2009 (first and second quarters of fiscal year 2009), under which participants were eligible to earn up to half of their 2009 total targeted PARS. Of the targeted PARS for the first performance period, participants could earn up to 40% of their PARS if the non-GAAP operating expense for the first two quarters of fiscal year 2009 was contained at or below $166 million, excluding any non-planned, one-time or unusual transactions, with the payout adjusted downwards on a linear scale to 0% at a non-GAAP operating expense of $177 million. This milestone was achieved at 100%.

For the first performance period, participants could also earn up to 40% of their targeted PARS for the performance period if the common stock appreciation of Cypress was equal to or greater than the appreciation of the Philadelphia Semiconductor Sector Index (“SOXX”) by 2.5 percentage points, with the payment adjusted downward on a linear scale to 0% if the Company’s stock appreciation was equal to or trailed the SOXX by 5 percentage points for the measuring period calculated from the period commencing December 31, 2008 and ending June 30, 2009 based on the closing stock price. This milestone was achieved at 100%.

For all participants, the remaining 20% of the total targeted plan for the first performance period could be earned if the free cash flow for the Company was maintained at a negative $3 million, with the payout adjusted downward on a linear scale to 0% at a free cash flow of a negative $30 million, excluding any non-planned, one-time or unusual transactions. This milestone was achieved at 95.1%.

For the second performance period of 2009 (third and fourth quarters of fiscal year 2009), PARS participants could earn up to 40% of the target PARS for the second performance period if the common stock appreciation of Cypress was equal to or greater than the appreciation of the SOXX by 2.5 percentage points, with the payment adjusted downward on a linear scale to 0% if the Company’s stock appreciation was equal to or trailed the SOXX by 5 percentage points, for the measuring period calculated from the period commencing June 30, 2009 and ending, December 31, 2009, provided that if Cypress’s stock performance for calendar year 2009 is not less than 50% of the actual performance at the end of the second quarter of fiscal year 2009, then a payout of 50% of the milestone will be earned. This milestone was achieved at 50%.

(1)	If the actual achieved non-GAAP EPS is greater than plan, but actual non-GAAP EPS achieved is less than 0 there is no payout under PBP, KEPB and PPSP.

For the second half of fiscal year 2009, PARS participants could earn up to 40% of the target PARS for the performance period, if the non-GAAP operating income for the performance period was equal to $41.3 million, with a payout adjusted downwards on a linear scale to 0% at $33 million. This milestone was achieved at 100%.

PARS participants could earn the remaining 20% of their target PARS for the performance period, if the non-GAAP gross margin was equal to 51.1% calculated on a weighted average of the sum of non-GAAP gross margin for the third and fourth quarters of fiscal 2009. The payout for this milestone was adjusted downward on a linear scale to 0% at a gross margin of 44.2%. This milestone was achieved at 100%.

All earned shares are released following certification by the Compensation Committee that the applicable performance milestone has been achieved, net of all federal and state withholding tax requirements. Following final certification by the Committee, if the performance milestone is not achieved in full, the portion of the target shares for that particular performance milestone in the given period is forfeited and returned to the 1994 Stock Plan.

The following table sets forth the maximum targeted shares that could be earned in 2009 by our Named Executive Officers under PARS (that were awarded in 2007) and the actual payouts, as approved by the Compensation Committee for our Named Executive Officers and the percentage of 2009 PARS earned. The shares in the table below were adjusted for the Spin-Off.

Named Executive Officer	2009 Maximum Shares Achievable	Total Number of Shares Earned in 2009	Percentage Achieved
Mr. Rodgers	659,235	590,080	89.5
Mr. Buss	412,022	368,800	89.5
Mr. Keswick	329,617	295,040	89.5
Mr. Seams	329,617	295,040	89.5
Mr. Taffe	283,265	253,550	89.5

Of the 2009 PARS awarded to our Named Executive Officers, 211,246 shares were unearned at the end of the performance period and were forfeited and returned to the 1994 Stock Plan.

Q:	Did the Compensation Committee grant new equity awards to our Named Executive Officers in 2009? If so, why?

A:	No new equity awards were granted to our Named Executive Officers in 2009.

Q:	What were the 2009 quarterly and annual performance goals in the CSFs of your Named Executive Officers?

A:	In 2009, each of our Named Executive Officers set quarterly and annual goals against which they were measured for their performance-based bonus. For 2009, the annual goals for our chief executive officer included various product launches, annual revenue target of $640 million and cost saving goals and strategies to make it easier for customers to do business with Cypress.

Mr. Rodgers’ quarterly CSFs included achieving certain revenue targets for specific products, product launches and profitability goals, implementing cost-reduction strategies, technology development, improving gross margin, ramping up new products of our subsidiaries, and developing and implementing programs to make it easier for customers to do business with Cypress.

In 2009, our chief financial officer, Mr. Brad Buss’ quarterly goals included, developing and implementing various cost reduction plans for target groups in the Company, enhancing team and service efficiencies, implementing certain business systems, improving certain business processes, and successfully switching the listing of the Company’s common stock from the NYSE to NASDAQ. His annual goals included implementing a plan for the Company’s long-term capital structure, completing the resizing and redefinition of certain business units, and the successful closure of certain business locations.

For 2009, our executive vice president of new product development, Mr. Paul D. Keswick’s annual CSFs focused on new product launch cycle time improvement, reduction of costs related to research and development, and new product launches. Mr. Keswick’s quarterly goals included design milestones required to bring various new products to market on time, improvement of design management efficiencies, the provision of support for the ramping of various new products, and reduction of costs related to research and development.

In 2009, our executive vice president of sales and marketing, Mr. Christopher A. Seams’ annual CSFs included efforts to increase market share for various product families. His annual goals also included penetrating new markets, and revenue growth. His quarterly goals included the improvement of sales and marketing methods, business processes and infrastructure to make it easier for customers to do business with Cypress.

Our executive vice president of the Consumer and Computation Division, Mr. Norman P. Taffe’s quarterly and annual CSFs included implementing various cost-reduction strategies, developing new business, and exploring next generation for some of our existing products, and achieving specific product quality goals. Mr. Taffe’s annual goals included various product launches.

Q:	How difficult would it be for the Company’s Named Executive Officers to achieve their CSFs and how likely was it for the Company to achieve the KEBP, PBP and PPSP profitability targets?

A:	Our cash incentive plans have built-in features that make it fairly difficult to achieve 100% of the performance measures and therefore earn 100% of the payout under the various plans on a constant basis. The performance measures established by the Committee to determine 2009 payouts under the PBP, KEBP and PPSP are tied to the Company’s actual non-GAAP EPS compared to the Company’s plan non-GAAP EPS for fiscal 2009 and to the individual’s CSFs. The non-GAAP EPS plan, as set by the Board for 2009, represented what the Company expected to achieve, and was determined by considering, among other things, the Company’s historical results, then-current economic and market conditions and management’s expectations for the future based on the information available to them at the time. Actual EPS achieved is the result of various factors, some of which are beyond the control of the Company.

Even where the non-GAAP EPS target is achieved, the actual payout to each KEBP participant depends on their CSF score for the performance period. For example, Norm Taffe’s score on his annual goals resulted in a 50% payout for him and KEBP participants in his division. The performance measures targeted at both the corporate and individual levels are aggressive, difficult to achieve, but if achieved at 100% would exceed the Company’s operational and financial expectations for the measuring period.

Also under the PBP and KEBP, there is a maximum amount that may be paid out to each participant. For example, when the Company is profitable and the Company’s target is achieved and surpassed, our Named Executive Officers’ annual earnings under the KEBP and PBP are capped at 200% of the targeted bonus, and for the PPSP at 200% of one week’s salary. The cap has never been attained.

The CSF score of each executive officer also affects the payout to the executive officer and his entire organization under the PBP and KEBP. Under PBP and KEBP, a scoring of 65% and below with respect to the established CSF by an executive officer results in zero payout for the executive officer as well as his entire organization and in the case of our chief executive officer, impacts all Named Executive Officers as well as all other participants under KEBP or PBP. Under the PBP and KEBP, a scoring of under 80% but greater than 65% with respect to established CSFs by a Named Executive Officer results in his or her payout being decreased by 50% and in the case of our Chief Executive Officer, impacts all executive officers as well as all other participants under KEBP or PBP. For example, in 2009, Mr. Keswick, one of our Named Executive Officers, scored below the minimum on his annual CSFs and as a result, he and other KEBP participants in his organization did not earn an annual payout for 2009.

There were no payouts under any of our cash incentive bonus plans for the first and second quarters of 2009 due to the Company’s financial performance. See page 33 for historical table for two-year performance percentage achievement by our Named Executive Officers under PARS, KEB, PBP and PPSP.

Q:	What steps were taken by the Compensation Committee to ensure that the Company’s incentive compensation did not provide unnecessary risk to the Company?

A:	The Compensation Committee in cooperation with management took the following steps to ensure consistent leadership, decision-making and actions pertaining to executive compensation in a manner that requires innovation, execution and partnering without taking inappropriate or unnecessary risks:

•	the financial performance objectives of our annual cash incentive program are the budgeted objectives that are reviewed and approved by both the Committee and the Board;

•

we generally use the same financial performance measures for our annual cash incentive programs for our Named Executive Officers, other executive officers, non-officer executives (senior vice presidents and vice presidents) and non-executive employees;

•	our variable compensation awards (quarterly cash incentives and long-term incentives in the form of stock options) are formulaic, with each formula linked directly to the performance of our Company;

•	we balance short- and long-term decision-making with the annual cash incentive program and stock options that vest over a number of years; and

•	we established executive compensation to encourage appropriate risk taking and discourage excessive risk taking.

Q:	Have there been any other actions with respect to executive compensation since the end of 2009?

A:	We reversed the reduction of our executive officers’ pay effective from the end of the fourth quarter of 2009. A company-wide pay reduction was implemented in the second quarter of 2009. As a result, our executive officers’ pay was reduced by a range of approximately 9% to 11% of their base salary and a corresponding percentage decrease impacted their KEBP, PBP and PPSP payouts in 2009. No cash bonuses were earned for the first and second quarters of 2009.

Since the end of fiscal year 2009, the Compensation Committee has determined the extent to which the Company achieved the 2009 performance milestones required to earn the remaining 50% of the 2009 PARS awards. The Compensation Committee has also set the performance targets for earning the 2010 PARS. See performance targets below under “What are the performance targets set for 2010 PARS?”

CSF goals have also been established, and the Board and the Committee have approved the financial performance metrics required for PPSP, KEBP, and PBP payouts. Commencing in the first fiscal quarter of 2010, PBP and KEBP participants are no longer eligible to participate in PPSP.

After consulting with management, the Compensation Committee replaced non-GAAP EPS with non-GAAP PBT% as a component for calculating payouts under the KEBP and PPSP. Accordingly, in 2010 the Company’s minimum financial target required for payout under KEBP is a certain achievement of non-GAAP PBT% measured for the applicable period. Even when the minimum financial payout is achieved, the amount payable to KEBP participants will depend on the percentage by which the achieved non-GAAP PBT% exceeds the minimum non-GAAP PBT% target. KEBP will payout at percentage ranges capped at 200% of a participant’s target payout. Participants under KEBP will no longer participate in the Company’s other variable cash compensation programs. For the PBP to pay out in 2010, the Company must achieve a certain minimum non-GAAP PBT% threshold, and the payout is increased linearly up to 100%.

Effective the first quarter of 2010, PARS participants may now defer the delivery of their earned stock by making an irrevocable deferral election in accordance with the rules under Internal Revenue Code Section 409A. However, no Named Executive Officer elected to defer the receipt of their 2010 PARS shares.

Q:	What, if any, were the differences in compensation policies with respect to individual Named Executive Officers in 2009?

A:	Our compensation policies are similar for all employees, including our Named Executive Officers, with the following exceptions:

Mr. Rodgers was and is currently the sole participant in our PBP. Mr. Rodgers is eligible to earn up to 175% of his base salary under the PBP, while other Named Executive Officers can earn up to 80% of their base salary under the KEBP. Consistent with our compensation philosophy, the 175% incentive level for our chief executive officer creates significant risk for Mr. Rodgers, as this constitutes a significant portion of his cash compensation, but it also offers significant rewards if Mr. Rodgers and the Company perform well.

As a result of the PARS granted by the Committee in 2007, our Named Executive Officers are not eligible to receive any additional standard equity grants until 2010, with the exception of Mr. Rodgers, who may be eligible for additional grants at the Committee’s sole discretion. Mr. Rodgers did not receive any stock awards in 2009.

Q:	What are the performance targets set for the 2010 PARS?

A:	The Committee set four performance milestones for the 2010 total targeted PARS shares. The performance period is fiscal year 2010, except for the stock performance milestone which is measured as described below.

For all Named Executive Officers, 30% of the targeted PARS shares may be earned if the Company’s common stock performance attains certain threshold levels compared with the Philadelphia Semiconductor Sector Index (“SOXX”), as measured from the closing price beginning December 31, 2009 to the closing price of December 31, 2010. If the performance milestone is achieved at a certain threshold level for the measurement period, the payout is at 100% and adjusts on a linear scale down to 0% payout if the Company’s stock price performance is less than SOXX by a specified percentage point for the measurement period. If the Company’s stock performance is equal to or greater than SOXX at the end of the measurement period, but the Company’s stock return is negative for the measurement period then the payout for this milestone is set at 50%.

For all Named Executive Officers, 40% of the targeted PARS shares may be earned at 100% payout if the Company achieves a certain annual non-GAAP PBT% for the measurement period. The payout adjusts on a linear scale down to 0% if the annual non-GAAP PBT% for the measurement period is achieved at a certain level below target.

For all Named Executive Officers, 15% of the targeted PARS shares may be earned at 100% if the revenue growth for 2010 is achieved at a percentage level over the Company’s revenue for fiscal 2009. The payout for this milestone adjusts on a linear scale down to 0% if the performance milestone is achieved at a certain level below target for the measurement period.

For all Named Executive Officers, 15% of the targeted PARS shares may be earned at the end of the measurement period if the Company achieves certain revenue levels related to the PSoC® family of products as compared to fiscal 2009. This milestone pays out at 100% if the Company achieves certain revenue levels during the measurement period, and adjusts on a linear scale down to 0% payout if revenue is achieved at a certain amount below target.

Q:	How difficult will it be to attain the quarterly and annual 2010 financial targets under the PARS, KEBP, and PBP?

A:	We cannot predict with any degree of certainty how difficult it will be to achieve the 2010 financial targets under PARS, KEBP, and PBP. Even where the Company’s financial targets are achieved, it is also unpredictable how the CSF score of each executive officer will impact his actual payout, or how our chief executive officer’s score will impact the actual payout.

Below is a historical table that shows a two-year performance percentage achievement by our Named Executive Officers under PBP, KEBP and PARS.

	2008						2009
PBP	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE
T.J. Rodgers	120%	114%	33%	0%	0%	53%	0%	0%	94%	102%	81%	55%

	2008						2009
KEBP	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE
T.J. Rodgers	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Brad Buss	113%	82%	27%	0%	0%	44%	0%	0%	86%	110%	93%	58%
Paul Keswick	100%	33%	26%	0%	0%	32%	0%	0%	91%	40%	0%	26%
Christopher Seams	113%	83%	28%	0%	0%	45%	0%	0%	91%	121%	93%	61%
Norman Taffe	102%	33%	30%	0%	0%	33%	0%	0%	90%	104%	33%	45%

	2008						2009
PPSP	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE	Q1	Q2	Q3	Q4	ANNUAL	AVERAGE
T.J. Rodgers	126%	105%	53%	0%	N/A	71%	0%	0%	94%	102%	N/A	49%
Brad Buss	135%	92%	55%	0%	N/A	71%	0%	0%	86%	110%	N/A	49%
Paul Keswick	119%	75%	53%	0%	N/A	62%	0%	0%	91%	79%	N/A	43%
Christopher Seams	135%	94%	58%	0%	N/A	72%	0%	0%	91%	121%	N/A	53%
Norman Taffe	121%	74%	61%	0%	N/A	64%	0%	0%	90%	104%	N/A	49%

PARS

	2008	2009 1st Half	2009 2nd Half
T.J. Rodgers	83%	99%	80%
Brad Buss	87%	99%	80%
Paul Keswick	66%	99%	80%
Christopher Seams	66%	99%	80%
Norman Taffe	66%	99%	80%

Q:	How does the Compensation Committee determine grant dates for equity awards and the exercise price of stock option awards to our executive officers?

A:	The Committee approves all stock awards for all executive officers. The grant date and the exercise price are set on the date the awards are approved by the Committee. We have no program, plan or practice to coordinate equity grants with the release of material information. The Compensation Committee does not accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Q:	What is the Company’s policy with regard to qualifying compensation to preserve deductibility?

A:	Our management and the Committee have considered the implications of Section 162(m) of the Internal Revenue Code of 1986. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or certain other executive officers. This section also provides for certain exceptions to this limitation, including compensation that is performance-based within the meaning of Section 162(m). Our Performance Bonus Plan enables us to qualify more compensation as deductible performance-based compensation. Many of our executive compensation plans are designed to qualify payments thereunder as deductible performance-based compensation. In order, however, to preserve flexibility in designing our compensation programs, not all amounts we pay may qualify for deductibility.

Q:	Does Cypress provide any of its Named Executive Officers with change in control benefits?

A:	No.

Q:	What arrangements are in place regarding post-termination compensation?

A:	None of our Named Executive Officers have contractual severance benefits.

Q:	Does the Compensation Committee have any discretion to increase or decrease the size of any award or payout under the executive compensation incentive plans? Did it exercise the discretion in 2009?

A:	Yes, the Compensation Committee may, at its discretion, award additional grants of restricted stock units to our chief executive officer. The Committee did not exercise that discretion in 2009. The Committee also has the discretion to reduce participant payouts under the PBP and reduce any awards made under our 1994 Stock Plan, including PARS awards, but did not exercise that discretion on the 2009 awards under the PBP or PARS.

Q:	What retirement benefits does Cypress provide to its Named Executive Officers?

A:	Cypress has two non-qualified deferred compensation plans and a 401(k) plan. Employees in the KEBP and PBP, including our executive officers are eligible to participate in the deferred compensation plans. All regular employees, including our executive officers are eligible to participate in our 401(k) plan. Our Company does not match employee contributions to our 401(k) plan and does not provide any matching or guaranteed returns on our non-qualified deferred compensation plans. Cypress has no defined pension plan for its executive officers or employees.

Q:	Does Cypress provide its Named Executive Officers with perquisites?

A:	Cypress does not provide any perquisites to its Named Executive Officers and there were no disclosable perquisites awarded to our Named Executive Officers in 2009.

Q:	What other benefits does Cypress provide to its Named Executive Officers?

A:	As with all other employees, all of our Named Executive Officers are eligible to participate in our Employee Stock Purchase Plan (“ESPP”) and our employee health benefit programs, including health and dental insurance plans, on the same terms as other employees.

Q:	What executive compensation policies is the Company planning to implement going forward?

A:	The Company has no present intention to adopt any new compensation policies.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Cypress’s Annual Report on Form 10-K for the year ended January 3, 2010.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou, Chairman
Lloyd Carney
James R. Long

EXECUTIVE COMPENSATION

Summary Compensation Table (1)

The following table sets forth information regarding compensation earned during fiscal years 2009, 2008 and 2007 by our chief executive officer, our chief financial officer and our three other most highly compensated executive officers, who we refer to collectively as our Named Executive Officers. In 2008, we modified the outstanding employee equity awards in connection with the Spin-Off of SunPower Corporation in order to preserve the intrinsic value of the awards before and after the Spin-Off. In connection with the Spin-Off, outstanding employee equity awards vested and unvested were multiplied by the Spin-Ratio of 4.12022. The amounts shown in the Stock Awards and Option Awards column for 2008 include the incremental fair value of outstanding awards at the time of the Spin-Off. See table on page 38 for the impact of the Spin-Off on the compensation of our Named Executive Officers.

Name and Principal Position	Year	Salary(2) ($)		Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)	Total Compensation ($)
T.J. Rodgers President, Chief Executive Officer and Director	2009 2008 2007	594,221 623,074 643,266		0 100,000 0	6,104,336 4,581,189 3,705,600	0 12,060,007 0	536,952 577,968 809,153	0 0 0	(6)	0 0 0	7,235,509 17,942,238 5,158,019

Brad W. Buss Executive Vice President, Finance & Administration, Chief Financial Officer	2009 2008 2007	302,726 342,445 309,880		0 0 0	3,792,160 2,469,981 2,052,000	0 2,638,313 0	147,649 124,804 209,809	0 0 0	(6)	0 0 0	4,242,535 5,575,543 2,571,689

Paul D. Keswick Executive Vice President, New Product Development	2009 2008 2007	297,887 332,898 325,175	(7)	0 0 0	3,409,668 2,012,520 1,650,240	0 1,417,420 0	70,542 88,455 167,234	N/A N/A N/A		0 0 0	3,778,097 3,851,293 2,142,649

Christopher A. Seams, Executive Vice President, Sales and Marketing	2009 2008 2007	340,393 381,219 356,013		0 0 0	3,409,668 1,996,548 1,650,240	0 1,408,761 0	173,446 142,053 233,904	0 0 0	(6)	0 0 0	3,923,507 3,928,581 2,240,157

Norman P. Taffe(8) Executive Vice President Consumer and Computation Division	2009	265,552		0	2,930,168	0	102,338	0		0	3,298,058

(1)	Our Named Executive Officers do not have employment contracts. They are not guaranteed salary increases or cash bonus amounts. We provide no pension benefits and do not match 401(k) contributions. We do not guarantee a return or provide above-market returns on compensation that has been deferred. Executive officers receive no benefits or perquisites that are not available to other employees. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of Cypress, and for their individual contribution toward that performance.

(2)	Represents actual salary earned in fiscal years 2009, 2008 and 2007. The 2009 salary reflects a Company-wide pay reduction implemented commencing in the second quarter of 2009. The pay reduction was reversed at the beginning of the fourth quarter of fiscal year 2009 for all employees except for our executive officers, whose reversal occurred, at the beginning of fiscal 2010. Salary includes base pay and payment in respect of accrued vacation and holidays. There were no quantifiable perquisites or personal benefits to report at this time. Includes $23,661 paid to Mr. Rodgers, $9,644 paid to Mr. Buss, $12,724 paid to Mr. Keswick, $14,545 paid to Mr. Seams, and $11,339 paid to Mr. Taffe in connection with our Company’s mandatory shut down. As part of our cost cutting measures, in November and December 2009, and January 2010, our offices were closed for some days and employees were required either to go without pay for the period, or use their paid-time-off if they wished to be paid during the shut down. Also reflects paid-time-off cash out by our Named Executive Officers.
(3)	Reflects the fair value of the 2008 stock award to Mr. Rodgers and 2009 target performance-based restricted stock units award to our Named Executive Officers. In 2007, all of our Named Executive Officers received performance-based restricted stock units (PARS) that can be earned ratably over five years. The fair value for each year’s targeted restricted stock units is determined when the Compensation Committee sets the performance milestones for the applicable year. The fair value amounts disclosed for 2009 also include the adjustments made in 2009 by our Compensation Committee in connection with 2008 PARS. The Compensation Committee in its review of the performance achievements under 2008 PARS exercised its discretion under our 1994 Stock Plan and adjusted the calculation methodology for certain performance milestones under 2008 PARS. In connection with said adjustment, the Company incurred a charge of $4,995,900 with respect to additional shares that our Named Executive Officers earned under 2008 PARS. Of the $4,995,900 charge, $1,308,400 was with respect to additional shares earned by Mr. Rodgers, $794,700 for Mr. Buss, $1,011,700 for each of Messrs. Keswick and Seams, and $869,400 for Mr. Taffe. None of our Named Executive Officers earned the maximum targeted shares for 2009. In 2009, Mr. Rodgers earned 590,080 shares, Mr. Buss earned 368,800 shares, and each of Messrs. Keswick and Seams earned 295,040 and Mr. Taffe earned 253,550. The amounts entered for 2008 reflect the incremental fair value of outstanding employee equity awards as of August 1, 2008, adjusted by the Spin-Ratio of 4.12022. See table on page 38 for impact of the Spin-Off on the compensation of our Named Executive Officers.
(4)	No new stock option grants were made to our Named Executive Officers in 2009, 2008 and 2007. In connection with the SunPower Spin-Off, modifications were made by multiplying outstanding employee equity by the Spin-Ratio of 4.12022. Amounts entered for 2008 reflect the incremental fair value of outstanding employee equity awards as of August 1, 2008, adjusted by the Spin-Ratio of 4.12022. See table on page 37 for impact of the Spin-Off on the compensation of our Named Executive Officers.
(5)	Includes bonus amounts earned under our Performance Bonus Plan (“PBP”), Key Employee Bonus Plan (“KEBP”) and our Performance Profit Sharing Plan (“PPSP”). Bonuses under our PBP, KEBP and PPSP are paid in arrears of the quarter in which they are earned. The amounts earned are paid out in the fiscal quarter following the quarter earned, provided the employee is still employed by Cypress at the time of the payout, subject to conditions specified under the plan.
(6)	Total column reflects revised amounts for Messrs. Rodgers, Buss and Seams for fiscal year 2007. In our 2008 Proxy we reflected a total amount that included earnings to Messrs. Rodgers, Buss and Seams in 2007 and 2008 under our Deferred Compensation plans, rather that above-market or preferential earnings in the applicable year.
(7)	Includes gross amount of $17,376 related to a twenty-one year service cash award paid to Mr. Keswick. The actual amount paid to Mr. Keswick was after tax amount. All Cypress employees are eligible to receive service awards for continuous employment with Cypress for seven, fourteen and twenty-one years.
(8)	Mr. Taffe was not a Named Executive Officer in 2007 and 2008.

IMPACT OF SPIN-OFF ADJUSTMENT ON EXECUTIVE COMPENSATION IN 2008

In connection with the Spin-Off, outstanding employee equity awards vested and unvested were multiplied by the Spin-Ratio of 4.12022. The amounts shown in the Stock Awards and Option Awards column for 2008 reflect the incremental fair value of the Spin-adjusted outstanding stock and option awards. The following table summarizes the effect to total compensation reported to our Named Executive Officers as a result of the Spin-Off.

		EFFECT OF SPIN-OFF ADJUSTMENT ON
Name	Total Compensation Reported ($)	Stock Award(s) ($)	Option Award(s) ($)	Pre Spin-Off Total Adjusted Compensation ($)
T.J. Rodgers	17,942,238	N/A (1)	(12,060,007)	5,882,231
Brad Buss	5,575,543	(170,381)	(2,638,313)	2,766,849
Paul Keswick	3,851,293	(159,720)	(1,417,420)	2,274,153
Christopher Seams	3,928,581	(143,748)	(1,408,761)	2,376,072
Norman Taffe	N/A	N/A	N/A	N/A

(1)	Mr. Rodgers did not have any outstanding unvested stock award as of August 1, 2008 when the compensation charge was calculated.

The next two tables show all plan-based awards granted to the Named Executive Officers during fiscal year 2009. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended January 3, 2010

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name and Principal Position		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T.J. Rodgers President, Chief Executive Officer and Director	Q1 Q2 Q3 Q4 Annual 5/11/07	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 659,235	N/A N/A N/A N/A N/A 659,235	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 4,795,936

Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1 Q2 Q3 Q4 Annual 5/11/07	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N /A N/A N/A N/A 329,618	N/A N/A N/A N/A N/A 412,022	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 2,997,460

Paul D. Keswick Executive Vice President, New Product Development	Q1 Q2 Q3 Q4 Annual 5/11/07	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 263,694	N/A N/A N/A N/A N/A 329,617	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 2,397,968

Christopher A. Seams Executive Vice President, Sales and Marketing	Q1 Q2 Q3 Q4 Annual 5/11/07	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 263,694	N/A N/A N/A N/A N/A 329,617	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 2,397,968

Mr. Norman P. Taffe Executive Vice President. Consumer and Computation Division	Q1 Q2 Q3 Q4 Annual 5/11/07	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 226,612	N/A N/A N/A N/A N/A 283,265	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A 2,060,754

(1)	There are no outstanding future payments under our Performance Bonus Plan (“PBP”) or Key Employee Bonus Plan (“KEBP”). All amounts earned under our PBP or KEBP are paid in the quarter after which they were earned. The annual component is paid in the quarter following the fiscal year in which it was earned. See table on page 40 for actual amounts paid to our Named Executive Officers under the PBP, KEBP and PPSP.
(2)

In 2007, we granted performance-based restricted stock units to certain employees in senior management positions, including our Named Executive Officers, under our 1994 Stock Plan. The performance-based stock awards vest ratably over a five-year period if the performance milestones are met.

Performance milestones are set by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee also determines if the performance milestones have been achieved. Mr. Rodgers’ maximum targeted restricted stock award for fiscal year 2009 was 659,235. Mr. Buss’ maximum targeted restricted stock unit award for fiscal year 2009 was 412,022 in the aggregate. Each of Messrs. Keswick and Seams had a maximum target to earn 329,617 restricted stock units in fiscal year 2009, and Mr. Taffe has a maximum target to earn 283,265 restricted stock units in 2009.

(3)

Reflects the grant date fair value of the 2009 PARS for our Named Executive Officers and stock awards to Mr. Rodgers in 2009. The PARS were awarded in 2007 and can be earned ratably over five (5) years. The fair value for each year’s target restricted stock units is determined when the Compensation Committee sets the performance milestones for the applicable year. No one achieved the maximum amount in 2009. The grant date fair value reflects the total fair value for the 2009 1st half PARS and 2nd half PARS on the dates that the Compensation Committee set the performance milestones for each performance period.

GRANTS OF PLAN-BASED AWARDS (NON-EQUITY)

Fiscal Year Ended January 3, 2010

	Grant Date
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (“KEBP”/”PBP”)			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (“PPSP”)
Name and Principal Position		Threshold ($)	Earned/ Paid ($)	Target (Plan) ($)	Threshold ($)	Earned/ Paid ($)	Target (Plan) ($)
T.J. Rodgers President, Chief Executive Officer and Director	Q1 Q2 Q3 Q4 Annual	N/A N/A N/A N/A N/A	0 0 175,498 191,008 151,487	187,600 187,600 187,600 187,600 187,600	N/A N/A N/A N/A N/A	0 0 6,964 10,495 N/A	0 0 7,444 10,308 N/A

Total			517,993	938,000		17,459	17,752

Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1 Q2 Q3 Q4 Annual	N/A N/A N/A N/A N/A	0 0 40,868 52,616 44,294	47,628 47,628 47,628 47,628 47,628	N/A N/A N/A N/A N/A	0 0 3,548 6,324 N/A	0 0 4,134 5,725 N/A

Total			137,778	238,140		9,872	9,859

Paul D. Keswick Executive Vice President, New Product Development	Q1 Q2 Q3 Q4 Annual	N/A N/A N/A N/A N/A	0 0 42,194 18,371 0	46,351 46,351 46,351 46,351 46,351	N/A N/A N/A N/A N/A	0 0 3,663 4,315 N/A	0 0 4,024 5,571 N/A

Total			60,565	231,756		7,977	9,595

Christopher A. Seams Executive Vice President, Sales and Marketing	Q1 Q2 Q3 Q4 Annual	N/A N/A N/A N/A N/A	0 0 48,166 64,178 49,208	52,912 52,912 52,912 52,912 52,912	N/A N/A N/A N/A N/A	0 0 4,181 7,714 N/A	0 0 4,593 6,360 N/A

Total			161,552	264,559		11,895	10,953

Norman P. Taffe Executive Vice President, Consumer and Computation Division	Q1 Q2 Q3 Q4 Annual	N/A N/A N/A N/A N/A	0 0 37,112 43,056 13,774	41,362 41,362 41,362 41,362 41,362	N/A N/A N/A N/A N/A	0 0 3,222 5,175 N/A	0 0 3,590 4,971 N/A

Total			93,941	206,810		8,396	8,562

OUTSTANDING EQUITY AWARDS

Fiscal Year Ended January 3, 2010

	Option Awards(1)							Stock Awards(2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
T.J. Rodgers President, Chief Executive Officer and Director	1,236,066 1,648,088 1,442,077 1,369,973 2,927 5,129 1,565,683 1,225,765 N/A		0 0 0 72,104 101 177 0 525,328 N/A		0 0 0 0 0 0 0 0 N/A	4.06 5.63 5.18 3.53 8.83 3.53 2.77 3.53 N/A	03/16/11 12/14/10 01/02/14 02/25/15 02/25/15 02/25/15 02/03/15 06/30/16 N/A	0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 0	0 0 0 0 0 0 0 0 1,648,087	(3)	0 0 0 0 0 0 0 0 17,403,798

Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	206,010 431,229 85,700 N/A N/A	(4)	103,006 123,607 46,147 N/A N/A	(4)	0 0 0 N/A N/A	3.70 3.70 3.99 N/A N/A	08/15/15 08/15/15 10/27/16 N/A N/A	0 0 0 17,580 0	0 0 0 185,645 0	0 0 0 0 1,030,055	(5)	0 0 0 0 10,877,380

Paul D. Keswick Executive Vice President, New Product Development	206,011 206,011 18,541 247,213 24,721 80,343 N/A N/A		0 0 0 0 12,361 43,263 N/A N/A		0 0 0 0 0 0 N/A N/A	4.06 5.63 1.79 4.76 3.53 3.99 N/A N/A	03/16/11 12/14/10 03/27/13 10/23/13 02/25/15 10/27/16 N/A N/A	0 0 0 0 0 0 16,482 0	0 0 0 0 0 0 174,050 0	0 0 0 0 0 0 0 824,044	(6)	0 0 0 0 0 0 0 8,701,905

Christopher A. Seams Executive Vice President, Sales and Marketing	164,808 593,311 370,819 19,365 370,819 273,994 72,309 N/A N/A 39,142 36,669		0 0 0 0 0 14,421 38,936 N/A N/A 0 0		0 0 0 0 0 0 0 N/A N/A 0 0	4.09 4.09 1.83 4.16 5.18 3.53 3.99 N/A N/A 5.18 5.38	10/08/11 10/08/11 04/11/13 08/22/13 01/02/14 02/25/15 10/27/16 N/A N/A 07/09/11 07/16/11	0 0 0 0 0 0 0 14,833 N/A 0 0	0 0 0 0 0 0 0 156,636 N/A 0 0	0 0 0 0 0 0 0 0 824,044 0 0	(6)	0 0 0 0 0 0 0 0 8,701,905 0 0

	Option Awards(1)					Stock Awards(2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Norman P. Taffe Executive Vice Consumer and Computation Division	37,081 41,202 6,180 5,150 232,105 6,867 74,987 N/A N/A	0 0 3,091 5,151 35,709 16,481 40,379 N/A N/A	0 0 0 0 0 0 0 N/A N/A	4.09 4.76 3.53 3.33 3.94 3.44 3.99 N/A N/A	10/08/11 10/23/13 02/25/15 06/08/15 09/06/15 12/08/15 10/27/16 N/A N/A	0 0 0 0 0 0 0 15,382 0	0 0 0 0 0 0 0 162,434 0	0 0 0 0 0 0 0 0 708,162	(6)	0 0 0 0 0 0 0 0 7,478,191

(1)	All stock option grants described in this table were awarded under our 1994 Stock Plan. The numbers reflect adjustments made, pursuant to which existing stock options awards were multiplied by the Spin-Off Ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation Class B common stock. Except as noted under footnotes (5) and (6), options granted before 2007 under our 1994 Stock Plan typically have a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant. The remaining unexercised options held by our Named Executive Officers vest, subject to employment, as follows:

Grant Date	Vest Date	T.J. Rodgers	Brad Buss	Paul Keswick	Christopher Seams	Norman Taffe
02/25/05	04/01/10	72,104	N/A	12,361	14,421	3,091
02/25/05	02/25/10	101	N/A	N/A	N/A	N/A
02/25/05	02/25/10	177	N/A	N/A	N/A	N/A
06/08/05	05/09/10	N/A	N/A	N/A	N/A	5,151
08/15/05	08/15/10	N/A	103,006	N/A	N/A	N/A
08/15/05	08/15/11	N/A	123,607	N/A	N/A	N/A
09/06/05	08/22/10	N/A	N/A	N/A	N/A	35,709
12/08/05	12/08/10	N/A	N/A	N/A	N/A	16,481
06/30/06	06/30/11	525,328	N/A	N/A	N/A	N/A
10/27/06	10/01/11	N/A	46,147	43,263	38,936	40,379

(2)	All restricted stock unit and restricted stock awards described in this table were made under the 1994 Stock Plan. The numbers reflect adjustments made, pursuant to which existing stock option awards were multiplied by the Spin-Off Ratio of 4.12022 to reflect the change in market value of the Company’s common stock following the distribution to the Company’s stockholders of SunPower Corporation Class B common stock (“Spin-Off”). Restricted stock units awarded vest annually over a five-year period of employment, with a one-year cliff, for service awards and upon approval of performance by the Compensation Committee for performance-based awards. Restricted stock units that are not performance based vest over time and are subject to forfeiture under the 1994 Stock Plan.
(3)	In 2007, Mr. Rodgers was awarded 3,296,176 spin-adjusted shares of performance-based restricted stock units, which vest ratably over five (5) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. The number in the column represents the balance of shares of restricted Cypress Common Stock distributed to Mr. Rodgers pursuant to the Offer to Exchange Restricted Stock Units for Restricted Stock, dated August 22, 2008, as amended (“RSU Exchange Offer”). Mr. Rodgers received a number of restricted shares of Cypress common stock determined by multiplying the tendered restricted stock units by the conversion ratio of 4.12022. The conversion ratio reflects the ratio of market prices of Cypress common stock before and after the Spin-Off. The restricted Cypress common stock received by Mr. Rodgers is subject to the same performance vesting conditions as the tendered restricted stock units, adjusted to reflect the effect of the SunPower Spin-Off. 329,617 shares were eligible to be earned during the second half of 2009 performance period. 1,318,470 shares of restricted stock will vest over the next two years, subject to performance.
(4)	Stock option awards granted to Mr. Buss start vesting one (1) year from the date of grant, then vest monthly over four (4) years thereafter, and expire ten (10) years from the date of grant.
(5)	Represents spin-adjusted number of the remaining performance-based restricted stock units awarded to Mr. Buss in 2007, which vest ratably over the remaining two and half years if the performance metrics are met. Performance milestones are set annually by the Compensation Committee of the Company. Mr. Buss’ maximum target for 2009 was 412,022 restricted stock units. Mr. Buss did not receive any other awards in 2009 and is not eligible to receive any further standard awards until 2010.
(6)	Represents spin-adjusted number of the remaining performance-based restricted stock units awarded to Messrs. Keswick, Seams and Taffe in 2007, which vest ratably over the remaining two and half years if the performance milestones are met. Performance milestones are set annually by the Compensation Committee of the Company. Each of Messrs. Keswick and Seams had a maximum target of 329,617 restricted stock units in 2009, and Mr. Taffe had a maximum target of 283,265 in 2009. Our Named Executive Officers did not receive any other awards in 2009 and are not eligible to receive any further awards until 2010.

OPTION EXERCISES AND STOCK VESTING

Fiscal Year Ended January 3, 2010

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)
T.J. Rodgers	1,236,066	6,157,834	876,271	6,683,583
Brad W. Buss	125,000	847,930	569,365	4,340,301
Paul D. Keswick	416,142	2,175,367	388,140	3,076,870
Christopher A. Seams	283,058	2,405,193	387,316	3,068,770
Norman P. Taffe	87,577	428,754	334,168	2,650,186

(1)	Amount shown reflects the difference between the option exercise price and the sale price of the underlying shares multiplied by the number of shares covered by the option.
(2)	Amount shown reflects total number of shares that vested in 2009. The actual amount released to the Named Executive Officers was net of shares withheld to pay the taxes due upon vesting. The actual shares received by Named Executive Officers were substantially less due to required federal and state withholding taxes.

NON-QUALIFIED DEFERRED COMPENSATION

Fiscal Year Ended January 3, 2010(1)

Name of Executive Officer	Executive Contribution in the Last Fiscal Year ($)	Registrant Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
T.J. Rodgers	589,906	0	729,075	0	3,956,923
Brad W. Buss	14,304	0	8,755	0	128,713
Paul D. Keswick	0	0	0	0	0
Christopher A. Seams	0	0	73,058	50,000	308,866
Norman P. Taffe	17,361	0	61,527	0	241,612

(1)	Amounts in the table represent contributions, aggregate earnings and withdrawals to our Named Executive Officers under our Deferred Compensation Plans (I) and (II) in 2009. There are no guaranteed payments under our deferred compensation plans.

OTHER DISCLOSURES

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, the following directors were members of our Compensation Committee: Mr. Eric A. Benhamou, Mr. Lloyd Carney, and Mr. James R. Long. None of the Compensation Committee’s members has at any time been an officer or employee of Cypress. No member of the Compensation Committee was or is one of our officers or employees.

None of Cypress’s Named Executive Officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Cypress’s Board or Compensation Committee.

Certain Relationships and Related Transactions

Apart from service on our Board, there are no additional relationships between our directors and our Company, nor are there any related party transactions between our directors and our Company.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

Indebtedness of Executive Officers

In 2001, prior to the Sarbanes-Oxley Act of 2002 and before Mr. Seams became an officer subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company loaned to Mr. Seams an aggregate amount of $16,000 to purchase shares of common stock in Cypress’s subsidiary, Silicon Magnetic Systems. The principal amount of the loan did not exceed $16,000 in the fiscal year 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all of the forms they filed to comply with Section 16(a) requirements.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements were complied with during fiscal 2009.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope provided or to vote by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

Dated: March 29, 2010

CYPRESS PERFORM

CYPRESS SEMICONDUCTOR CORPORATION

198 CHAMPION COURT

SAN JOSE, CA 95134

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can sent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 T.J. RODGERS

02 W. STEVE ALBRECHT

03 ERIC A. BENHAMOU

04 LLOYD CARNEY

05 JAMES R. LONG

06 J. DANIEL MCCRANIE

07 EVERT VAN DE VEN

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal(s):

2 The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2010.

For Against Abstain

NOTE: Other business may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

CYPRESS SEMICONDUCTOR CORPORATION

The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2010, and hereby appoints T. J. Rodgers and Brad W. Buss, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2010 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on May 14, 2010, at 10:00 am., local time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2010, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PROXY FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Continued and to be signed on reverse side